UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No. __ )

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WASHINGTON PRIME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WASHINGTON PRIME GROUP INC.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

March 30, 2018

Dear Shareholder:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Washington Prime Group Inc. (the “Annual Meeting”), which will be held at 9:00 a.m., local time, on Thursday, May 17, 2018 at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174-0208.

We are utilizing the Securities and Exchange Commission rules that allow us to deliver proxy materials over the Internet to expedite the receipt of these materials by our shareholders. You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). This Notice will include instructions on how to access our proxy materials and vote. At your discretion, you may request hard copies and a proxy card for voting by mail by following the instructions on the Notice.

It is important that your common shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will vote your shares as promptly as possible. Information about the Annual Meeting and the various matters on which the holders of our common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow. We encourage you to read the Proxy Statement carefully.

Our Board of Directors appreciates your support of our company.

Sincerely,

Robert J. Laikin

Chairman of the Board

Louis G. Conforti

Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT.

PLEASE FOLLOW THE INSTRUCTIONS FOR THE VOTING METHOD YOU SELECT.

Forward Looking Statements

This Proxy Statement, together with other statements and information publicly disseminated by Washington Prime Group Inc., contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results may differ from the events discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, employment litigation, transaction delays, the failure of Washington Prime Group Inc. to qualify as a real estate investment trust, loss of key personnel, the failure to achieve earnings/funds from operations targets or estimates, as well as other risks listed from time to time in our Form 10-K and other reports and statements filed by Washington Prime Group Inc. with the Securities and Exchange Commission.

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WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2018

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Washington Prime Group Inc., an Indiana corporation and real estate investment trust (“WPG” or the “Company”), will be held on Thursday, May 17, 2018 at 9:00 a.m., local time, at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174-0208. We are holding the Annual Meeting for the following purposes:

1.	to vote to elect seven (7) nominees named in the Proxy Statement to serve as directors until our next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	to vote upon a non-binding and advisory resolution regarding the compensation of the Company’s named executive officers;

3.	to consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Proxy Statement following this Notice describes these matters in detail. We have not received notice of any other proposals to be included in this Proxy Statement and presented at the Annual Meeting. You may vote at the Annual Meeting and any postponements or adjournments thereof if you were a holder of record of our common shares as of the close of business on Thursday, March 22, 2018, the record date fixed by our Board of Directors for determining the holders of record of the common shares entitled to receive notice of and to vote at the Annual Meeting. The Company recommends that you vote “FOR” the election of each of the nominees for director and “FOR” Proposals 2 and 3.

YOUR VOTE IS IMPORTANT AND YOU SHOULD VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON AT THE LOCATION FOR THE ANNUAL MEETING STATED ABOVE.

If you are a shareholder of record then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by following the voting instructions in the Notice Regarding the Internet Availability of Proxy Materials that you received or by filing with us a duly signed revocation or another proxy card bearing a later date than the initial proxy card submitted. Alternatively, you may also change your proxy vote by attending the Annual Meeting in person and voting in person; however, mere attendance at the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation. If your common shares are held in a stock brokerage account or by a bank or other nominee, then you must contact the institution or representative that holds your shares and follow its instructions for revoking your proxy. Beneficial owners of common shares held in a brokerage account, by a bank or other nominee are advised that if you do not timely provide instructions to your broker, banker, or nominee, your shares will not be voted in connection with the election of directors (Proposal 1) or with respect to the advisory resolution regarding the compensation of the Company’s named executive officers (Proposal 2).

By Order of the Board of Directors,

Robert P. Demchak

Executive Vice President, General Counsel and Corporate Secretary

March 30, 2018

WASHINGTON PRIME GROUP INC.

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

PROXY STATEMENT

Annual Meeting of Shareholders to be Held on Thursday, May 17, 2018 at 9:00 a.m., local time.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is Soliciting My Vote?

The Board of Directors (the “Board”) of Washington Prime Group Inc., an Indiana corporation and real estate investment trust or REIT, is soliciting proxies from the holders of Washington Prime Group Inc.’s issued and outstanding common shares of beneficial interest, $0.0001 par value per share (the “Common Shares” or “Common Stock”) to be voted at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”), and any adjournments or postponements of such meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Meeting Notice”). From time to time throughout this Proxy Statement, Washington Prime Group Inc. will be referred to as the “Company,” “WPG,” “we,” “us,” “our,” or “our company.”

Your Vote is Very Important

Our Annual Meeting this year is being held at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174-0208, which you are invited to attend. Under rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials for the Annual Meeting over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) beginning on or about March 30, 2018 to our shareholders of record. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request it in the manner described in the Notice. The Notice includes instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. Whether or not you plan to attend our Annual Meeting, please take the time to vote.

Voting by Shareholders of Record. If you are a common shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Voting by Beneficial Owners. If your Common Shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of Common Shares held in “street name.” If you are a beneficial owner and you wish to vote in person at the Annual Meeting then you must obtain a valid proxy from the organization that holds your Common Shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may provide voting instructions to your broker. If you hold your Common Shares in “street name,” please check the materials provided by your broker or contact your broker, nominee, fiduciary or other custodian(s) to determine if you will be able to vote over the Internet or by telephone.

What Am I Voting on?

There are three (3) proposals to be considered and voted on by holders of Common Shares (the “Common Shareholders” or a “Common Shareholder”) at the Annual Meeting:

Proposal 1: Election of the seven (7) director nominees named in this Proxy Statement to serve until our next annual meeting of shareholders and until their successors are duly elected and qualified;

Proposal 2: An advisory vote to approve the compensation of the Company’s named executive officers; and

Proposal 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

What are the Board’s Voting Recommendations?

The Board unanimously recommends that Common Shareholders vote FOR each of the Board’s nominees for election as directors and FOR Proposals 2 and 3.

What Happens If Additional Matters are Presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement and the Meeting Notice that will be considered at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies will have the discretion to vote on those matters for you.

How Do I Attend the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m., local time, on Thursday, May 17, 2018 at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174-0208. For directions to the Annual Meeting so you can attend and vote in person, you can find them here: http://blankrome.com/index.cfm?contentID=50&itemID=5 or you may contact our Investor Relations department, via mail at Washington Prime Group Inc., Attn: Investor Relations, 180 East Broad Street, Columbus, Ohio 43215 or by phone at (614) 621-9000.

Who is Entitled to Vote?

You are entitled to vote on all matters presented to the Common Shareholders at the Annual Meeting if you owned Common Shares at the close of business on Thursday, March 22, 2018 (the “Record Date”), the date fixed by the Board for determining the holders of record of the Common Shares entitled to receive notice of and to vote at the Annual Meeting.

How Many Common Shares May Vote at the Annual Meeting?

On the Record Date, a total of 185,990,500 Common Shares were outstanding and entitled to vote on all matters presented to Common Shareholders at the Annual Meeting. Holders of our preferred shares are entitled to receive notice of the Annual Meeting, but are not entitled to vote on any matters being acted on at the Annual Meeting or attend the Annual Meeting.

How Many Common Shares Must be Present to Hold the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of holders of Common Shares representing a majority of all the votes entitled to be cast at the Annual Meeting, or at least 92,995,251 Common Shares, will constitute a quorum for the transaction of business.

What is the Difference Between a “Shareholder of Record” and a “Street Name” Holder?

These terms describe how your Common Shares are held. If your Common Shares are registered directly in your name with Computershare, Inc., our transfer agent, you are a “shareholder of record.” If your Common Shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How Do I Vote My Common Shares?

If you are a “shareholder of record,” you have several choices. You can vote your Common Shares by attending the Annual Meeting or by proxy as follows:

Via the Internet: www.proxyvote.com until 11:59 P.M. EDT on May 16, 2018;

By telephone: 1-800-690-6903 until 11:59 P.M. EDT on May 16, 2018; or

By completing, signing and returning your proxy card by mail.

If you participate in the Computershare Investment Plan (the “CIP”) and hold your Common Shares directly in your name, then you will receive a Notice with respect to how to vote the Common Shares held directly in your name and for the Common Shares that you have acquired and hold through the CIP.  If you participate in the CIP and own your Common Shares in “street name” through a brokerage account, then you will receive a voter instruction form or proxy card covering the Common Shares held in the CIP from your bank, broker, trustee or other nominee.

In the event that you hold Common Shares in “street name,” your broker, bank, trustee or nominee will provide you with materials and instructions for voting your Common Shares as the rules of the New York Stock Exchange (“NYSE”) require your broker, banker, trustee or other nominee to first obtain your voting instructions with respect to those Common Shares before voting on non-routine matters such as the election of our directors presented in Proposal 1 and the vote concerning our named executive officer compensation presented in Proposal 2. The NYSE rules, however, permit, but do not require, your broker, banker, trustee or other nominee to vote on routine matters, such as ratifying the appointment of our independent registered public accounting firm presented in Proposal 3, without receiving your voting instructions. If you do not instruct your broker, banker, trustee or other nominee how to vote with respect to the matters presented in Proposals 1 and 2 then your broker, banker or other nominee may not vote with respect to these proposals and those votes will be counted as “broker non-votes.”

What Are Broker Non-Votes?

A broker non-vote occurs when a nominee, such as a broker, holding Common Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its Common Shares. You may vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your banker or broker how to vote your Common Shares held in “street name.” Proposals 1 and 2 are the type of proposals where a broker non-vote could occur. If you do not provide your broker with voting instructions, none of your Common Shares held by the broker will be voted on any of these proposals. Brokers, bankers, trustees or other nominees may, but are not required to, vote on Proposal 3 without receiving instructions from the beneficial owner as to how to vote its Common Shares.

Can I Vote My Common Shares at the Annual Meeting?

If you are a “shareholder of record,” you may vote your Common Shares in person at the Annual Meeting. If you hold your Common Shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the Common Shares at the Annual Meeting.

How Will Abstentions and Broker Non-Votes be Treated?

Abstentions will have no effect on the outcome of any of the proposals. There will be no broker non-votes regarding the ratification of the appointment of the Company’s independent registered accounting firm. Broker non-votes will not be counted as votes “FOR” or “AGAINST” the election of directors or in the case of Proposal 2 and, therefore, will have no effect on the outcome of such proposals. However, abstentions and broker non-votes will be considered present for the purposes of determining a quorum.

What Vote Is Required to Approve Each Proposal?

All Common Shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of Common Shares:

Proposal Number	Subject	Vote Required	Impact of Abstentions And Broker Non-Votes, If Any
1	To elect as directors, the seven (7) nominees named in this Proxy Statement.

The election of directors will be determined by a majority of the votes cast by the Common Shareholders entitled to vote at the Annual Meeting, and a “majority of votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election.

Abstentions and broker non-votes will not affect the outcome of the vote.

Proposal Number	Subject	Vote Required	Impact of Abstentions And Broker Non-Votes, If Any

2	An advisory vote to approve named executive officer compensation.

This proposal is advisory and not binding. We will consider Common Shareholders to have approved this proposal if the number of votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” it.

Abstentions and broker non-votes will not affect the outcome of the vote.

3	To ratify the appointment of our independent registered accounting firm for the fiscal year ending December 31, 2018.	The number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” it.	Abstentions will not affect the outcome of the vote. There are no broker non-votes on this proposal.

You May Receive More Than One Notice.

You will receive multiple Notices or voter instruction forms if you hold your Common Shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts.

Can I Change My Vote After I Have Submitted My Proxy?

If you are a Common Shareholder of record, you may revoke your proxy in any one of the following ways:

by sending a written notice of revocation to our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 that is received prior to the Annual Meeting, stating that you revoke your proxy;

by signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card;

by granting a subsequent proxy by telephone or through the Internet; or

by attending the Annual Meeting and voting your Common Shares in person.

If your Common Shares are held in “street name,” you should follow the instructions provided by your broker, bank, trustee or nominee.

How Will My Common Shares be Voted If I Do Not Specify How They Should be Voted?

If you sign and return a proxy card without indicating how you want your Common Shares to be voted, the persons named as proxies will vote your Common Shares “FOR” each of the Board’s nominees for election as director and “FOR” Proposals 2 and 3.

Who Will Count the Votes?

Broadridge Financial Solutions, Inc. will count the votes and will serve as the inspector of election at the Annual Meeting.

Who Pays the Cost of This Proxy Solicitation?

We will pay the cost of preparing, filing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. Additionally, we have hired Georgeson LLC to assist in the solicitation of proxies, for which it will receive customary fees and the reimbursement of expenses.

Is this Proxy Statement the Only Way That Proxies are Being Solicited?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

What Do I Need To Do to Attend the Annual Meeting in Person?

Only Common Shareholders as of the close of business on the Record Date are entitled to attend the Annual Meeting. If your Common Shares are registered in your name and you owned them as of the close of business on the Record Date, you only need to provide some form of government-issued photo identification for admission.

If you hold your Common Shares in a bank or brokerage account, you can attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you own Common Shares on the Record Date, and provide some form of government-issued photo identification. If your Common Shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your Common Shares at the Annual Meeting. Persons acting as proxies must bring a valid proxy from a shareholder of record as of the Record Date. If you do not obtain a legal proxy from your bank or broker then you will not be entitled to vote your Common Shares. Your late arrival or failure to comply with these procedures could affect your ability to participate in the Annual Meeting. No cameras, recording equipment, photography devices, electronic devices, or excessively large bags or packages will be permitted in the Annual Meeting. You will be required to show a valid form of identification to access the area or floor of The Chrysler Building where we will hold the Annual Meeting and may also be subject to a physical security search by building security.

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PROPOSALS FOR SHAREHOLDER CONSIDERATION AT THE ANNUAL MEETING

The following proposals will be presented at the Annual Meeting to be voted on by Common Shareholders as the close of business on the Record Date and represented at the Annual Meeting in person or by proxy.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven members with no vacancies. All of the nominees for election to the Board are incumbent directors whose current terms conclude at the Annual Meeting. All directors are elected for one year terms. Upon the recommendation of the Governance and Nominating Committee, our Board has nominated all of the individuals currently serving as a director to stand for re-election at the Annual Meeting.

Each director elected at the Annual Meeting will hold office until the next succeeding annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each nominee listed below has consented to be named in this Proxy Statement and has agreed to serve as a director if elected, and we expect each nominee to be able to serve if elected. If any nominee is not able to stand for election or serve, the persons named as proxies will have authority, according to their judgment, to vote or refrain from voting for such alternate nominee as may be designated by the Board.

Pursuant to our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws (the “Bylaws”), director nominees in a non-contested election are elected by a vote of the majority of votes cast by Common Shareholders entitled to vote at the Annual Meeting with respect to that director, which means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election.

Nominees for Election to the Board

The following table shows the name, age, and current position(s) or roles held by each director nominee.

Name of Director Nominee	Age(1)	Position(s) Held(1)
Robert J. Laikin	54	Chairman of the Board, Compensation Committee and Governance and Nominating Committee member
Sheryl G. von Blucher	56	Director, Audit Committee member and Sustainability Committee Chairperson
J. Taggart Birge	47	Director, Audit Committee and Sustainability Committee member
Louis G. Conforti	53	Director and Chief Executive Officer
John F. Levy	62	Director, Audit Committee Chairperson, Governance and Nominating Committee member, and an Audit Committee Financial Expert
John J. Dillon III	58	Director, Compensation Committee Chairperson, Audit Committee member, and Sustainability Committee member
Jacquelyn R. Soffer	52	Director, Governance and Nominating Committee Chairperson, and Compensation Committee member

(1)The age and position(s) listed are all as of the Record Date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. LOUIS G. CONFORTI, ROBERT J. LAIKIN, J. TAGGART BIRGE, JOHN F. LEVY, JOHN J. DILLON III, AND MMES. JACQUELYN R. SOFFER AND SHERYL G. VON BLUCHER AS DIRECTORS TO SERVE UNTIL THE 2019 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2:	ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our goal for our executive compensation program is to motivate and retain qualified executive level employees in a way that establishes an appropriate relationship between executive pay and the creation of shareholder value on a long-term basis. The Compensation Discussion and Analysis section of this Proxy Statement describes our executive compensation program and the decisions made by the Compensation Committee that affected the compensation of the named executive officers listed in the Summary Compensation Table located in the section of this Proxy Statement entitled “Summary Compensation Table & Other Supporting Tables.” As it pertains to compensation paid or earned in 2017, highlights of that discussion include the following:

an explanation of the objectives and principal elements of our executive compensation program and the composition of the compensation paid to the named executive officers;

an explanation of our annual cash bonus and equity-based incentive compensation plans; and

the decisions the Compensation Committee made that impacted the compensation of the named executive officers.

We are requesting that our Common Shareholders vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules and Section 14A of the Exchange Act, which disclosures include the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This advisory vote is generally referred to as a “say-on-pay vote.”

Accordingly, we, on behalf of the Board and its Compensation Committee, recommend that Common Shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with the section entitled “Compensation of Our Executive Officers,” Common Shareholders should review that information in considering their vote on the resolution. Unlike Proposal 1, the results of this shareholder vote are not binding on the Company, the Board or the Compensation Committee of the Board. Furthermore, the results of the vote on this resolution will not overrule any decisions previously made by the Company, the Board or the Compensation Committee with respect to executive compensation and will not create any duty for the Company, Board or the Compensation Committee to take any action in response to the outcome of the vote. Additionally, the results of the Common Shareholder vote on this Proposal 2 and the aforementioned resolution will not serve to modify or invalidate any other previous shareholder vote on the Company’s named executive officer compensation. However, the Compensation Committee may take into account the outcome of the vote in making compensation decisions and considering other compensation opportunities in the future. Neither the director compensation disclosed in this Proxy Statement nor the pay ratio disclosure are subject to or covered by this advisory vote. The Company’s non-binding shareholder advisory vote on named executive officer compensation occurs on an annual basis. The Company’s shareholders will next vote on the frequency with which the non-binding advisory vote on named executive officer compensation shall occur will be at the Company’s 2021 Annual Meeting of Shareholders.

VOTE REQUIRED

This proposal is advisory and not binding on the Company, the Board or the Compensation Committee of the Board. Common Shareholders will have approved this proposal if the number of votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” it. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE FOREGOING RESOLUTION APPROVING THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Common Shareholders have the opportunity to ratify that selection in an advisory vote. One or more representatives of EY are expected to be present at the Annual Meeting and available to respond to appropriate questions and, although EY has indicated that no statement is expected to be made, an opportunity for a statement will be provided if the EY representative(s) desire to do so.

If the votes cast in favor of this proposal do not exceed the votes cast against it, the Audit Committee will take into consideration the views of the Common Shareholders and may, but will not be required to, appoint a different independent registered public accounting firm.

VOTE REQUIRED

The number of affirmative votes “FOR” this proposal must exceed the number of votes cast “AGAINST” it in order for the proposal to be approved. Abstentions and broker non-votes will not affect the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Independent Registered Public Accounting Firm’s Fees

We have incurred fees for EY’s services as shown below. EY has advised us that it has billed or will bill us the amounts shown below for the related categories of services for the years ended December 31, 2017 and 2016, respectively:

	Year Ended December 31,
Type of Fee	2017	2016
Audit Fees(1)	$1,648,066	$1,561,779
Audit‑Related Fees(2)	$510,000	$434,294
Tax Fees(3)	—	$220,000
All Other Fees	—	—
Total	$2,158,066	$2,216,073

(1)

Audit Fees include fees for: (i) the audit of the annual financial statements and the effectiveness of internal control over financial reporting of the Company and Washington Prime Group, L.P. (“WPGLP”), (ii) the review of financial statements included in our Quarterly Reports on Form 10-Q, and (iii) other services provided in connection with other regulatory filings and out-of- pocket expenses.

(2)	Audit-Related Fees include fees for stand-alone audits of our joint venture entities and EY’s out-of-pocket expenses.

(3)	For fiscal year 2016, the reported tax fees include fees for general tax advice relating to the Company’s exploration of strategic alternatives.

Pre-Approval of Audit and Non-Audit Services

As provided in the Audit Committee’s Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, including the terms thereof, to be performed for us by our independent public accounting firm, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to completion of the audit. The Audit Committee may form and delegate authority to a subcommittee consisting of one or more members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services. However, any pre-approval decisions made by such a subcommittee must be presented to the full Audit Committee at its next scheduled meeting.

EXCEPT WHERE OTHERWISE INSTRUCTED AND AS PERMITTED UNDER NYSE RULES, COMPLETED PROXIES THAT HAVE BEEN SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED: (1) FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED ABOVE, (2) FOR APPROVAL OF THE RESOLUTION STATED UNDER PROPOSAL 2 AND (3) FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

INFORMATION ABOUT OUR DIRECTORS & EXECUTIVE OFFICERS

The following information is provided with respect to the incumbent members of the Board, each of whom have been nominated to stand for re-election to the Board, and the executive officers of the Company. In addition to the biographical information presented, also included for each director is a listing of the particular skills, qualifications, experience, or attributes that led the Board to conclude that the respective director should be nominated for re-election to the Board. The executive officers listed are elected by the Board and hold the respective offices adjacent to their names set forth below as of the Record Date. The biographical information provided has been furnished to the Company by the respective individuals listed below and is current as of the Record Date. The information on the skills, qualifications, experience, or attributes of each director nominee is current as of the date of the Meeting Notice. As of the Record Date, none of the directors or executive officers of the Company are related to one another. Set forth below is biographical and skills information of the members of our Board standing for re-election at the Annual Meeting.

J. Taggart Birge became a director of the Company in May 2017. Mr. Birge has twenty years of healthcare real estate development, leasing and sales experience. Mr. Birge currently serves as President and Principal of Cornerstone Companies, Inc. (“Cornerstone”), a healthcare real estate development, leasing, property management, consulting, and investment company, and has held this position since 2008. Prior to serving in this role with Cornerstone, Mr. Birge served from 2004 to 2006 as Senior Vice President of Healthcare at Lauth Property Group, an Indiana based commercial real estate development company. Additionally, in March 2008, Mr. Birge co-founded Birge & Held (“B&H”), national apartment real estate, private equity and investment firm, and has served as B&H’s Chief Executive Officer since 2008. From 1997 to 2004, Mr. Birge practiced real estate law with the law firm of Bose McKinney & Evans, LLP in its Indianapolis, Indiana office. Mr. Birge’s practice focused on representing private real estate developers with office and medical sales and development across the United States. Mr. Birge graduated cum laude from Indiana University with a Bachelor of Arts in Political Science and holds a Juris Doctorate from the University of Virginia. Mr. Birge has served as a member of the Board of Directors of Bowen Engineering since 2002, the Board of Directors of the Tindley School since 2015, and the Board of Directors of the Indiana Sports Corp. since 2004.

Skills and Qualifications: Mr. Birge has experience in real estate, sales and real estate development along with substantial entrepreneurial and general business skills as well as legal expertise.

Louis G. Conforti became a director of the Company on May 27, 2014 and served as our Interim Chief Executive Officer from June 20, 2016 until October 6, 2016 when he became our Chief Executive Officer. Mr. Conforti served as Principal/Executive Director of Colony Capital, Inc. as the Global Head of Strategy as well as focusing on publicly traded investing from April 2014 until June 20, 2016. Mr. Conforti was Managing Director of Balyasny Asset Management LP (“Balyasny”), an alternative investment manager firm, from December 2013 until April 2014. Prior to his service with Balyasny, Mr. Conforti was Global Head of Real Estate for UBS O’Connor, the alternative investment management division of UBS AG, a financial services firm, from October 2008 to November 2013. During that time, he also served as Senior Portfolio Manager of O’Connor Colony Property Strategies, a partnership with Colony Capital LLC. Mr. Conforti also served as Managing Director and Head of Real Estate Investments at the hedge fund firm of Stark Investments from January 2005 to October 2008.

Skills and Qualifications: Mr. Conforti has substantial real estate industry experience, with strong skills in real estate investments, executive management, corporate finance, capital markets, financial statement and accounting matters and other public company matters.

John J. Dillon III became a director of the Company on June 20, 2016. Mr. Dillon is currently serving as Managing Director at NFP Corp. (“NFP”), a broker and insurance consulting firm specializing in securing property and casualty insurance and employee benefits coverage for large corporations and institutions. Mr. Dillon has held this position since January 2017. Mr. Dillon previously served as Executive Vice President of the insurance division of City Financial Corporation (“CFC”) from March 2008 until January 2010 when CFC was restructured to become City Securities Insurance, LLC (“CSI”). Mr. Dillon also served on the CFC executive committee between March 2008 until January 2010 following CFC’s restructuring. Mr. Dillon served as President of CSI and served on its board of directors from January 2010 until January 2017 when NFP acquired CSI. Prior to joining CFC, Mr. Dillon was the Chief Deputy Mayor and Chief of Staff for the City of Indianapolis, Indiana from December 2005 to January 2008. Mr. Dillon also served as the Chairman of the Indianapolis Bond Bank from January 2000 until December 2005. Mr. Dillon has been a founding member of the Board of Directors for the Indiana Business Bank from December 2004 to until its sale in October 2016, serving on the executive committee and Chairman of the Asset/Liability Committee. Mr. Dillon is also currently a Trustee of Marian University and has held this position since 2013 serving on the Finance Committee. Mr. Dillon also serves on the Butler University School of Insurance Board and has held this position since 2012.  Previously, Mr. Dillon was a member of the board of directors of Century Realty Trust, a publicly traded REIT from 1999 until it was sold in 2006. Mr. Dillon is a graduate of DePauw University with a Bachelor of Arts in Economics.

Skills and Qualifications: Mr. Dillon has experience and expertise in the areas of real estate, risk management, insurance, finance, accounting, corporate governance, public company operations, banking, finance, politics and governmental relations, audit, compliance, charitable and philanthropic matters, real estate development, entrepreneurism, sales, media/public relations, corporate management, general management, and the retail business.

Robert J. Laikin serves as our Chairman of the Board. Mr. Laikin became a director and was appointed as Lead Independent Director of the Company on May 27, 2014. Mr. Laikin held the Lead Independent Director role until the position was eliminated by the Board in June 2016 and he at that time became Chairman of the Board. Mr. Laikin is currently an Executive Advisor to the CEO and Government Relations Executive of Ingram Micro Inc., a position he has held since November 2012.

Skills and Qualifications: Mr. Laikin has an established track record of launching and building successful enterprises, with significant experience in the areas of executive leadership, business strategy and finance, management, global business operations, accounting, corporate governance, public company compliance, political/governmental matters, charitable/philanthropic matters, marketing, risk management, investor, media, and public relations, negotiation and deal structure.

John F. Levy became a director of the Company on June 20, 2016. Mr. Levy currently serves as the Chief Executive Officer and principal consultant for Board Advisory, a consulting firm established to assist public companies, or companies aspiring to be public, with corporate governance, corporate compliance, ethics, financial reporting and financial strategies. He has held this role since May 2005. Mr. Levy is a recognized corporate governance and financial reporting expert with over 30 years of progressive financial, accounting and business experience; including nine years in public accounting with three national accounting firms and having served as Chief Financial Officer of both public and private companies for over 13 years. Mr. Levy currently serves on the board of directors of two other public companies: Applied Minerals, Inc. (since January 2008), a mine owner that extracts, processes, markets halloysite clay and iron oxide for sale to a range of end markets; and Takung Art Co., Ltd. (since February 2016), operator of an electronic online platform for artists, art dealers and art investors to offer and trade in ownership units in valuable artwork. Mr. Levy also served on the board of directors of Applied Energetics, Inc., a company specializing in the development and application of high power lasers, high voltage electronics, advanced optical systems and energy management systems technologies, until February 2016; Gilman Ciocia, Inc., a former financial planning and tax preparation firm, until October 2013; and China Commercial Credit, Inc., a financial services firm operating in China, until December 2016. Mr. Levy is a frequent speaker on the roles and responsibilities of board members and audit committee members. He has authored and presented numerous courses on finance, management and governance to state accounting societies including THE 21ST CENTURY DIRECTOR: Ethical and Legal Responsibilities of Board Members. Mr. Levy is a Certified Public Accountant with several years of experience. Mr. Levy is a graduate of the Wharton School of Business at the University of Pennsylvania, and received his MBA from St. Joseph's University in Philadelphia, Pennsylvania. Mr. Levy has completed the National Association of Corporate Directors’ Board Leadership Fellow program of study.

Skills and Qualifications: Mr. Levy has general business, finance, accounting, corporate governance, public company, banking, financing, audit, compliance, entrepreneurial, and general corporate management experience.

Jacquelyn R. Soffer became a director of the Company on May 27, 2014. Ms. Soffer is a principal for Turnberry Associates, a real estate development and property management company, which she joined in 1989, where she oversees the company's retail, hospitality and office divisions including its landmark Aventura Mall, a super-regional shopping center located in South Florida. Ms. Soffer holds the positions of Co-Chairman and Chief Executive Officer of Turnberry Associates. Ms. Soffer's experience includes her instrumental role in developing Destin Commons, an open air lifestyle center in Northwest Florida. Additionally, Ms. Soffer leads the continued enhancement and operations of both the Fontainebleau Miami Beach as well as Turnberry Isle Miami Resort. She is a board member of Fontainebleau Miami Beach, a Founding Member and incumbent member of the Board of Trustees of the Institute of Contemporary Art in Miami, Florida, and a member of the Board of Trustees for the University of Miami (FL).

Skills and Qualifications: Ms. Soffer has extensive executive management experience in the retail, hospitality and office real estate sectors and real estate generally, with strong overall entrepreneurial skills and extensive experience and skills in the areas of real estate development and property management.

Sheryl G. von Blucher became a director of the Company on August 30, 2016. Since December 2017, Ms. von Blucher has served as Co-Chief Executive Officer of DTN LLC, a private company with headquarters in Minnesota, which is an independent source of insight and analysis, and decision-support solutions to customers worldwide in agriculture, energy, commodity and financial analytics, and weather-sensitive industries. Ms. von Blucher also works as a partner and managing director for JMJS Group, a private equity partnership, since 2013. Ms. von Blucher has over 30 years of experience in a variety of roles in the global integrated energy, information services, and public and non-profit sectors. Ms. von Blucher currently serves on the Board of Directors of DTN LLC; Capital Canyon Club and Golf Development LLC; Epic Research & Diagnostics, Inc.; and on the Board of Trustees for the following non-profits: Guideposts; IWF, a museum and designated U.S. National Historic Site; and United Against Human Trafficking or UAHT. Ms. von Blucher holds a bachelor’s degree from Rice University and a master’s degree from Harvard University.

Skills and Qualifications: Ms. von Blucher has experience and expertise in the areas of risk management, insurance, finance, accounting, governmental matters, environmental, audit and compliance as well as substantial entrepreneurial skills and overall general business and corporate management expertise.

EXECUTIVE OFFICERS

The name, age and position(s) held by each of our current executive officers are set forth in the table below. Each person has been identified by the Board as an “executive officer” of our Company as that term is used under Item 401(b) of Regulation S-K (17 C.F.R. §229.401(b)) and defined under Exchange Act Rule 3b-7 (17 C.F.R. §240.3b-7).

Name	Age(1)	Position(s) Held(1)
Louis G. Conforti	53	Director and Chief Executive Officer
Paul S. Ajdaharian	53	Executive Vice President, Head of Open Air Centers
Robert P. Demchak	47	Executive Vice President, General Counsel and Corporate Secretary
Melissa A. Indest	54	Senior Vice President, Finance and Chief Accounting Officer
Armand Mastropietro	55	Executive Vice President, Property Management
Mark E. Yale	52	Executive Vice President and Chief Financial Officer
Gregory E. Zimmerman	56	Executive Vice President, Development

(1)The age and position(s) listed are all as of the Record Date.

Biographical information concerning Mr. Louis G. Conforti is set forth above under the heading “Information About Our Directors and Executive Officers.” Biographical information concerning each of our other executive officers is set forth below.

Paul S. Ajdaharian has served as an executive officer of the Company in the capacity of Executive Vice President, Head of Open Air Centers since November 2017. Previously, Mr. Ajdaharian was the Company’s Executive Vice President, Community Lifestyle Centers from January 2015 to November 2017. Prior to that, Mr. Ajdaharian served as the Senior Vice President of the Company from May 2014 to January 2015 and before that at Simon Property Group, Inc. (“Simon”) from September 1998 to May 2014. Mr. Ajdaharian is a member of the International Council of Shopping Centers (“ICSC”) and is a Certified Leasing Specialist. Mr. Ajdaharian holds a bachelor's degree from Franklin and Marshall College.

Robert P. Demchak became the Company’s Executive Vice President, General Counsel and Corporate Secretary on June 16, 2016. In his current role, Mr. Demchak oversees all of WPG’s legal, compliance, and corporate governance matters. Previously, Mr. Demchak served as our Executive Vice President, Assistant General Counsel and Assistant Secretary from October 2015 until assuming his current role. Additionally, Mr. Demchak served as General Counsel and Secretary of the Company from May 2014 until October 2015. Prior to joining our company, Mr. Demchak was Senior Vice President, Capital Markets Group/Legal at Simon Property Group, Inc. (“Simon”) from January 2014 to May 28, 2014. Prior to that, Mr. Demchak was Vice President, Capital Markets Group at Simon from 2009 through 2013. In these roles, he was responsible for the acquisition and disposition of certain assets, certain corporate acquisitions and commercial litigation, as well as refinancing and restructuring of commercial mortgage loans. Mr. Demchak has a Bachelor of Arts in Psychology from the State University of New York at Albany and a Juris Doctorate from St. John’s University School of Law.

Melissa A. Indest became our Senior Vice President, Finance and Chief Accounting Officer on January 15, 2015 following the Company’s acquisition of Glimcher Realty Trust’s (“GRT”) (the “Merger”). She had served as GRT’s Chief Accounting Officer and Senior Vice President, Finance since January 2014. In this capacity while at GRT and in her current role, she oversees all operations of the accounting and finance departments as well as investor relations and corporate communications. Previously, Ms. Indest served as a Senior Vice President, Finance and Accounting at GRT from June 2010 to January 2014, where she was responsible for the day-to-day operations of the accounting department, including external financial reporting, tax reporting, lease accounting, credit and investor relations. Ms. Indest serves as Chairperson of the Board of Directors for Lifeline of Ohio Organ Procurement, Inc. (“LOOP”), a nonprofit organization, and is a member of the Board of Directors of the Network for Life, an affiliated organization of LOOP. Ms. Indest received her Bachelor of Science degree from the University of Akron.

Armand Mastropietro serves as Executive Vice President, Property Management of the Company. Mr. Mastropietro has served in this role since October 2017. Previously, Mr. Mastropietro was Senior Vice President, Property Management of the Company and held the same role at GRT since September 2007 prior to Company acquiring GRT in January 2015. Mr. Mastropietro is a member of ICSC and holds the designations of Certified Retail Property Executive (“CRX”) and Certified Shopping Center Manager from ICSC as well as serving on the ICSC CRX Governing Committee. Mr. Mastropietro received a Bachelor of Science in Business Administration from Youngstown State University

Mark E. Yale became our Executive Vice President and Chief Financial Officer on January 15, 2015 following the Company’s acquisition of GRT. In this position, Mr. Yale is responsible for the Company’s financial management and reporting. Also, he oversees accounting, finance, investor relations, marketing, and information services for the Company. He had been Executive Vice President of GRT since May 2006, its Chief Financial Officer since August 2004 and its Treasurer since May 2005. In these roles, he was responsible for GRT’s financial reporting, accounting, treasury, budgeting, information technology, and investor relations functions. Mr. Yale holds a Bachelor of Science from the University of Richmond. He is a member of the board of directors for the Wexner Heritage Center.

Gregory E. Zimmerman serves as Executive Vice President, Development of the Company and has held this position since July 2015. Previously, Mr. Zimmerman served as Senior Vice President, Big Box, Theatre & Peripheral Development with Simon from 2008 to 2015. Mr. Zimmerman holds a Juris Doctorate from the University of Pennsylvania Law School and a Bachelor of Arts in History from Dickinson College. He is a member of the National Eagle Scout Association and has served on numerous boards of directors through Boy Scouts of America and Dickinson College. He currently serves on the Board of Directors of Cardinal Properties for the Ball State University Foundation and the Advisory Board for the real estate development program for the University of Indianapolis.

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CORPORATE GOVERNANCE

Governance Principles

Our Board has adopted a set of Governance Principles to assist it in guiding our corporate governance practices. The Governance Principles are from time-to-time re-evaluated by the Governance and Nominating Committee in light of changing circumstances in order to continue serving our best interests and the best interests of our shareholders. Our Governance Principles are available on the Corporate Governance page of the Investor Relations section of our website at www.washingtonprime.com, or by requesting a copy in print, without charge, by contacting our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215.

Director Independence and Independence Determinations

Our Governance Principles provide that at least a majority of our Board must be independent at all times. Independence is determined in accordance with the corporate governance requirements of the NYSE listing standards, and other applicable laws, rules and regulations regarding director independence in effect from time-to-time. The Governance and Nominating Committee annually reviews all commercial and charitable relationships between the Company and the directors and presents its findings and recommendations to the Board, which makes a final determination regarding the independence of the directors. For relationships not covered by the standards described above, the determination of whether a director is independent or not is made by the directors who satisfy those standards. Upon the recommendation of the Governance and Nominating Committee, the Board determined that the following six (6) incumbent directors satisfy the aforementioned independence standards and are independent: Mmes. Sheryl G. von Blucher and Jacquelyn R. Soffer and Messrs. John J. Dillon III, Robert J. Laikin, John F. Levy and. J. Taggart Birge.

Board Leadership Structure

Our Board believes that it is in our best interests and the best interests of our shareholders for the Board to determine which director is best qualified to serve as Chairman of the Board. Accordingly, our Board does not have a policy as to whether the Chairman should be independent or an individual who is not a member of management. Instead, our Board selects the Chairman in the manner that it determines to be in the best interests of our shareholders, and the Governance and Nominating Committee evaluates and makes recommendations to our Board concerning its leadership structure, including whether the offices of the Chairman and the Chief Executive Officer should be held by the same person. For fiscal year 2017, Mr. Robert J. Laikin, an independent director and non-management member of the Board, served as Chairman of the Board.

Under the Bylaws, the duties of the Chairman of the Board are to preside over meetings of the Board and such person may also preside over shareholder meetings. Other than the Chairman of the Board, our Bylaws and Governance Principles do not provide for any other position to provide leadership over the entire Board or its independent members.

Lastly, the leadership structure of the Board also includes the various chairpersons that lead its standing committees. The Board’s standing committees have a chairperson role held by four different directors. Currently, there is no prohibition in our governance policies preventing a director from serving as chairperson for more than one committee. The chairpersons of the Audit Committee, Governance and Nominating Committee, Compensation Committee and the Sustainability Committee (the “Committees”) are currently held by independent directors as required, with respect to the Audit Committee, Governance and Nominating Committee and Compensation Committee, by the listing standards of the NYSE. Under our Governance Principles, the chairperson for each of the Committees is required to report committee actions and any recommendations to the Board after committee meetings. In addition to their reporting and committee management responsibilities, committee chairpersons, with the assistance of Company management as needed, are responsible for setting the agendas for committee meetings.

Board’s Role in Oversight of Risk Management

While risk management is primarily the responsibility of management, our Board nevertheless provides overall risk oversight with a focus on the most significant risks that we face including, but not limited to, financial risk, legal or compliance risk, audit risk, credit risk, liquidity risk, and business or operational risk. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and developed strategies for controlling, mitigating and monitoring risk. As part of this process, we have gathered information throughout our company to identify and prioritize these major risks. The Board has appointed its Audit Committee to assist it in its oversight responsibilities in this area. The Compensation Committee of the Board administers an annual risk assessment of the Company’s compensation programs and policies. An overview and description of its review is provided in the section of this Proxy Statement entitled “Compensation Risk Assessment.”  The Sustainability Committee is a new committee formed by the Board in August 2017 to assist the Company in identifying and evaluating inherent fiscal, operational, and execution risk present in the Company’s efforts to design, fund and complete projects to address sustainability initiatives involving the Company’s business and operations.

In discharging the Board’s risk oversight function, the Audit Committee receives periodic reports from the Company’s internal audit department as well as EY on potential financial and non-financial risks existing in the Company’s operations and the steps management is taking or has taken to identify and minimize such risks. One report, a financial risk assessment, is completed in connection with the Company’s annual and quarterly audit of its internal control over financial reporting and the Audit Committee also receives a report of any adverse findings in connection with the internal control audit reports of both EY and the Company’s internal audit department.  The Audit Committee Chairman shares the findings from this report on a quarterly basis with the Board. The Audit Committee also reviews a detailed list, prepared by the Company’s financial reporting and legal departments, which describes the specific risk factors affecting the Company’s business and results of operations.  This list is included in the Company’s Annual Report on Form 10-K (and any periodic updates as needed in the Company’s Form 10-Qs, prospectuses, and registration statements).  The Board, and as needed the Audit Committee, reviews the risk factors included in the Form 10-K and, on an as needed basis, any prospectuses or registration statements before they are filed with the SEC. The Audit Committee solely reviews any changes to the risk factors included in any Form 10-Q filed by the Company with the SEC.

The Audit Committee further discharges its responsibilities with respect to risk oversight by discussing the Company’s policies over risk assessment and risk management, including financial risk exposure, with certain members of the Company’s senior management team.  The Audit Committee periodically discusses our identified financial and operational risks with the Company’s Chief Executive Officer and Chief Financial Officer and receives regular reports from other members of senior management with regard to our identified risks. The Audit Committee Chairman also shares the findings from these discussions with the Board.  The Audit Committee also discusses the Company’s fraud risk with management and separately with EY.  In connection with the annual update concerning the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee receives the findings of fraud testing conducted by the Company’s internal audit department in three key areas of the Company’s operations and processes – payroll, travel and entertainment expense, and specialty leasing.  The Audit Committee Chairman also shares the findings from these discussions with the Board. The identified risks and risk mitigation strategies are validated with senior management and discussed with the Audit Committee on an ongoing basis. Lastly, the Compensation Committee is responsible for overseeing any risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk taking by our employees, including our senior executive officers.

The manner in which the Board administers its risk oversight function is reflected in the leadership structure of the Board.  EY reports directly to the Audit Committee and the Vice President, Internal Audit reports directly to the Audit Committee Chairman. Under our Governance Principles, however, the Audit Committee Chairman reports to the Board on the deliberations and decisions of the Audit Committee, including the deliberations and decisions relating to the Board’s risk oversight functions.  The same is true for the Compensation Committee Chairman with respect to the Compensation Committee’s risk assessment of the Company’s compensation programs and policies. Our management will regularly conduct additional reviews of risks, as needed, or as requested by our Board or the Audit Committee.

Nominations for Director and Elections of Directors

The Governance and Nominating Committee will consider director nominees recommended by shareholders in accordance with the requirements of the Bylaws. A shareholder who wishes to recommend a director candidate should send such recommendation to our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215, who will forward it to the Governance and Nominating Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Governance and Nominating Committee as a nominee, must comply with the requirements described above and, in addition, must comply with the advance notice requirements for shareholder nominations set forth in our Bylaws.

As discussed earlier, under the Bylaws, director nominees in a non-contested election are elected by a vote of the majority of votes cast with respect to that director. The term “majority of votes cast” is defined in the Bylaws to mean that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” such director’s election. Votes cast exclude abstentions. Under our Amended and Restated Articles of Incorporation, Bylaws and Governance Principles, an incumbent director who fails to receive a “majority of votes cast” for his or her re-election in an uncontested election shall tender his or her resignation for consideration to the Board and the chairperson of the Board’s Governance and Nominating Committee. The Governance and Nominating Committee then will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the date on which the vote occurred (or the date set forth in any applicable requirement of the SEC or the NYSE, whichever is earlier) and will publicly disclose its decision by a press release or a filing with the SEC. Our Bylaws and Amended and Restated Articles of Incorporation provide that in a contested election – an election in which the number of nominees exceeds the number of directors to be elected, a plurality standard will apply.

Our Governance Principles provide that all candidates for election to the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four public company boards, including the Board, unless the Board or Governance and Nominating Committee determines that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of the Board. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate’s credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities.

Board and Committee Meetings and Attendance

Our business and affairs are managed under the direction of our Board. During 2017, our Board met nine (9) times. Our Board conducts many of its oversight responsibilities through its committees. During 2017, the Audit Committee met four (4) times, the Compensation Committee met six (6) times, Governance and Nominating Committee met four (4) times, and the Sustainability Committee met three (3) times. The incumbent members of the Board that served during all of 2017, attended at least 75% of the aggregate number of meetings of the Board and the committees on which each respective director served during their period of service.

Executive Sessions of Independent Directors

The independent directors met periodically during 2017 in executive sessions without management present. During 2017, the independent directors of the Board held three (3) executive sessions. Mr. Laikin presided over these executive sessions.

Board Committees

We have the following standing Board committees: Audit Committee, Compensation Committee, Sustainability Committee, and Governance and Nominating Committee. Each of these Committees is composed entirely of independent directors. The written charters for each of the Committees are available on the Corporate Governance page of the Investor Relations section of our website at www.washingtonprime.com, or by requesting a copy, in print, without charge by contacting our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215.

The following table sets forth the membership of the Committees as of the Record Date:

Name	Audit Committee	Compensation Committee	Sustainability Committee	Governance and Nominating Committee
J. Taggart Birge	x		x
John J. Dillon III	x	Chair	x
Robert J. Laikin		x		x
John F. Levy	Chair			x
Jacquelyn R. Soffer		x		Chair
Sheryl G. von Blucher	x		Chair

Audit Committee

The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements.

The Audit Committee has sole authority to appoint or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors.

Among other roles specified in its charter, the Audit Committee reviews and discusses the following matters with management and our independent registered public accounting firm: (i) our annual audited financial statements, (ii) our quarterly earnings releases and financial statements, (iii) significant financial reporting issues and judgments made in connection with the preparation of our financial statements, and (iv) any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears in the section of this Proxy Statement entitled “Audit Committee Statements.”

The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act, and the rules and regulations of the SEC. The Board has determined that each of Messrs. Dillon, Levy, Birge and Ms. von Blucher is financially literate under NYSE rules and that Mr. Levy is qualified to serve as an “audit committee financial expert” as defined by SEC rules and served in that role for all of 2017.

Compensation Committee

The Compensation Committee is appointed to discharge the Board’s responsibilities relating to the establishment and administration of the Company’s policies, programs and procedures for the annual and long-term compensation of our senior executive officers. The Compensation Committee also administers our equity-based compensation plans and programs. Pursuant to its charter, the Compensation Committee also has the power, authority, and discretion to retain, at the Company’s expense, independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

Among other roles specified in its charter, the Compensation Committee periodically reviews, and makes necessary changes to, our compensation philosophy, reviews and approves the compensation structure for our senior executive officers and other officers, makes recommendations to the Board regarding all equity-based plans and other compensation arrangements which require approval by our shareholders, and approves and authorizes the Company to enter into any employment agreements, severance arrangements, change in control agreements or provisions, or other compensation-related agreements, with our senior executive officers. It also issues the report on its activities which appears in the section of this Proxy Statement entitled “Compensation Committee Report.”

The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC. Ms. Soffer and Messrs. Laikin and Dillon served on the Compensation Committee for all of fiscal year 2017 and each satisfied during all of 2017 the independence requirements of the NYSE for compensation committee members.

During 2017, Frederic W. Cook & Co., Inc. (“FW Cook”) served as independent consultant to the Compensation Committee. In this role, FW Cook provided the Compensation Committee with peer executive compensation data, as well as expertise and advice on various matters brought before the Compensation Committee relating to executive compensation. FW Cook has, through written correspondence, provided the Compensation Committee affirmation of its independence for fiscal year 2017 as well as the independence of its partners, consultants, and employees as measured by the independence factors for compensation consultants under the listing standards of the NYSE. Based on a review of this information, the Compensation Committee determined that no work provided by its independent consultants raised any conflict of interest.

In making its compensation decisions, the Compensation Committee relies upon performance data, statistical information and other data regarding executive compensation programs and peer practices provided from time to time from its consultant and from the Company’s human resources department, finance department and the Company’s senior management team, including our senior executive officers. The Compensation Committee has access to individual members of management and employees and may invite them to attend any Compensation Committee meeting.

Governance and Nominating Committee

The Governance and Nominating Committee is appointed by the Board to address the broad range of issues surrounding the composition and operation of the Board, develop and recommend to the Board the governance guidelines or principles applicable to the Company and the Board, lead the Board in its annual review of Board performance, review, consider and recommend to the Board the candidates to be nominated for election to the Board to fill new or vacant positions to serve as independent members of the Board, and periodically review and make recommendations to the Board regarding compensation for independent members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE.

Sustainability Committee

The Sustainability Committee is a standing committee of the Board, the purpose of which is to: (1) review, assess, monitor and evaluate the Company’s efforts to address sustainability issues inherent in the Company’s business and operations; (2) review economic incentives for applicable projects offered by local, state or federal governments; (3) make an assessment and recommend, where appropriate, to the Board if the Company should pursue and adopt such incentives; and (4) perform such additional duties as stated in its charter or required by applicable laws or regulations. The Sustainability Committee shall also assist the Board and the Company in fulfilling its responsibilities and objectives in matters related to implementing sustainable business practices and the Company’s role as a responsible corporate citizen; this includes but is not limited to, environmental performance and opportunities, community engagement and investment, and sustainable energy consumption.

Communications with the Board

Our Governance Principles include procedures by which shareholders and other interested parties may communicate with our Board, or one or more specific members thereof, by writing a letter to our Board, c/o the Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215. The Corporate Secretary will regularly forward to the addressee all letters other than mass mailings, advertisements and other materials not relevant to our business or the Board’s operations.

Attendance at Annual Shareholder Meetings by Directors

All of the current incumbent members of the Board, who were members of the Board at the time of the 2017 Annual Meeting of Shareholders, attended the 2017 Annual Meeting of Shareholders. We encourage all of the current members of the Board to attend the Annual Meeting.

Policies on Business Ethics

We have adopted a Code of Business Conduct and Ethics, which we refer to as our code of conduct, which requires all business activities to be conducted in compliance with laws, regulations and ethical principles and values. All of our directors, officers and employees are required to read, understand and abide by the requirements of the code of conduct.

The code of conduct is accessible on the Corporate Governance page of the Investor Relations section of our website at www.washingtonprime.com. Any amendment to, or waiver from, a provision of the code of conduct may be granted only by an employee’s immediate supervisor and only after advance notice to, and consultation with, the General Counsel, or in those instances required by the code of conduct, the Chief Executive Officer. Waivers involving any of our executive officers or directors may be made only by the Audit Committee, and all waivers granted to executive officers and directors will be disclosed to our shareholders as required under applicable law and regulations. Our General Counsel, who is responsible for overseeing, administering, and monitoring the code of conduct, reports to the Chief Executive Officer with respect to all matters relating to the code of conduct.

Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters

In accordance with the Sarbanes-Oxley Act of 2002, our Audit Committee has adopted procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

Policies and Procedures for Reviewing and Approving Related Person Transactions

As contemplated by our code of conduct, the Audit Committee must review and approve or ratify all related person transactions. Under the code of conduct, a “related person transaction” is a transaction, arrangement or relationship in which the Company (including any subsidiary) was, is or will be a participant, and in which any related person had, has or will have a material direct or indirect interest. Our code of conduct defines a “related person” to be: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, an executive officer, director, or director nominee, (ii) any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and (iii) any family members of any of the foregoing persons. Pursuant to the charter of the Audit Committee, the Audit Committee may not approve a related person transaction unless: (i) it is in, or not inconsistent with, the best interests of the Company and (ii) where applicable, if the terms of such transaction are not at least as favorable to the Company as could be obtained from an unrelated third party. Under our code of conduct, related person transactions are prohibited unless approved or ratified by the Audit Committee.

Corporate Compliance and Ethics Program

The Board has adopted a corporate compliance and ethics program. The program is designed to prevent and detect criminal and other wrongdoing that violates the Company’s existing policies, guidelines, codes, bylaws, and procedures. The program incorporates the terms and conditions of the Company’s existing compliance policies, guidelines, codes, bylaws, and procedures where appropriate and establishes the processes and procedures by which certain personnel of the Company shall report ethics and compliance violations to the Board or a duly authorized committee of the Board. The Company’s General Counsel and its Vice President, Internal Audit have been appointed by the Audit Committee of the Board to have shared responsibility for the day-to-day administration and oversight of the program. The Vice President, Internal Audit oversees and monitors compliance with the Company’s audit, tax, accounting, financial reporting, and finance policies and procedures that are covered by the program while the Company’s General Counsel oversees and monitors compliance with the Company’s ethics, governance, operational, records retention, and legal policies and procedures that are covered by the program. On an annual basis, the Company’s General Counsel reports to the Audit Committee on the implementation and effectiveness of the program.

The Disclosure Committee

The Disclosure Committee currently consists of Ms. Janette P. Bobot, Chairperson of the Disclosure Committee and also Vice President of the Company’s internal audit department, and four (4) additional persons consisting of, as of the Record Date, Messrs. Louis G. Conforti, Mark E. Yale, Robert P. Demchak and Ms. Melissa A. Indest. The function of the Disclosure Committee is to ensure the accuracy, completeness, and timeliness of any and all material disclosures made to the Company’s shareholders, the investment community, and the SEC, that pertain to Company matters, including, but not limited to, the Company’s financial condition and results of operations. The Disclosure Committee is not a committee of the Board. The Disclosure Committee met five (5) times during the fiscal year ended December 31, 2017. The Chief Executive Officer and the Chief Financial Officer have adopted a Disclosure Committee Charter and it sets out the responsibilities, authority, and specific duties of the Disclosure Committee.

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AUDIT COMMITTEE STATEMENTS

Management has the primary responsibility for the preparation, presentation and integrity of our consolidated financial statements; accounting and financial reporting principles; maintaining effective internal control over financial reporting and issuing management’s report on internal controls over financial reporting, and procedures in accordance with applicable laws and regulations.

EY, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on whether our consolidated financial statements present fairly, in all material respects, our consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY is also responsible for expressing an opinion on the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2017 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee also has received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under applicable PCAOB standards.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

February 20, 2018	Respectfully submitted, John F. Levy, Chairman John J. Dillon III Sheryl G. von Blucher J. Taggart Birge

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COMPENSATION RISK ASSESSMENT

In addition to the risk oversight responsibilities of the Board and Audit Committee that were discussed earlier, the Compensation Committee conducts, in accordance with applicable SEC rules, an annual risk assessment of the Company’s compensation plans, policies, programs and practices to determine whether such plans, policies, programs and practices create risks that are reasonably likely to have a material adverse effect on the Company. The review conducted by the Compensation Committee focused on a number of aspects relating to our compensation program, but primarily on whether any compensation related risks have developed inherently or otherwise in connection with the operation of our business, modification of our compensation programs, periodic adjustments to existing compensation arrangements and plans, and if any compensation incentives have been adopted that encourage high risk behavior at the expense or detriment of long-term Company value and which are reasonably likely to create a material adverse effect. Based on this assessment, the Compensation Committee concluded that the Company’s compensation plans, policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Compensation Committee evaluated the Company’s compensation plans, policies, programs and practices, including, but not limited to, the plans and policies relating to the Company’s salaried compensation, cash incentive plans, and long-term equity incentive awards, to determine their propensity to cause undue risk taking by employees, including the Company’s executive officers, relative to the level of risk associated with the Company’s business model and operations.

As of the end of 2017, our company, on a consolidated basis, had 845 employees, of which approximately 135 were part-time. Certain employees are compensated on an hourly basis and others receive salaried compensation with some eligible for additional equity compensation as well as incentive cash compensation. With regard to executive officer pay in 2017, the emphasis continues to be on improving long-term performance to enhance shareholder return and enterprise value. Furthermore, the Company incorporates a number of design features to mitigate undue risk in its compensation programs including, limits on both annual and long-term incentive plan payouts, the use of multiple performance metrics to measure individual and corporate performance, stock ownership guidelines, and equity compensation that encourages a long-term perspective on performance. The Company has clawback policies applicable to performance-based compensation as well as internal controls and financial transparency that limit the degree of financial risk that can be undertaken without scrutiny. The Compensation Committee completed its annual assessment shortly after the end of 2017 as part of its obligation to oversee the Company’s compensation risk assessment process and made the findings summarized above available to the full Board.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion & Analysis (“CD&A”) section of this Proxy Statement describes our executive compensation philosophy and programs, the decisions the Compensation Committee made with regard to fiscal year 2017 compensation for the named executive officers (“Named Executives”), and the factors considered in making those decisions. The Named Executives for 2017 were:

Named Executive Officer	Title at the End of Fiscal Year 2017
Louis G. Conforti	Chief Executive Officer (“CEO”) and Director
Make E. Yale	Executive Vice President and Chief Financial Officer
Robert P. Demchak	Executive Vice President, General Counsel and Corporate Secretary
Paul S. Ajdaharian	Executive Vice President, Head of Open Air Centers(1)
Gregory E. Zimmerman	Executive Vice President, Development

1On November 2, 2017, Mr. Ajdaharian, our former Executive Vice President, Community Lifestyle Centers, was elected by the Company’s Board to the position of Executive Vice President, Head of Open Air Centers.

Executive Summary

For 2017, the Company focused on:

strengthening its balance sheet; and

disposing of non-core assets to focus the Company’s efforts on its core properties.

The Company recognized that the immediate impact of implementing these would result in a decrease to the Company’s Funds From Operations (“FFO”).

2017 Business Highlights

In 2017, we continued to execute on our multi-faceted strategy to improve our existing tenancy, attract differentiated concepts, and optimize use of our space to create the dynamism our guests deserve. Several of the financial, strategic, and operational actions which strengthened our balance sheet, streamlined decision-making, resulted in meaningful arbitrage opportunities, furthered our objective of tenant diversification, and advanced our hybrid town center mandate included the following:

Capital Structure

We significantly improved our debt maturity profile by issuing $750 million in 7-year unsecured notes in August 2017 and closing on a recast of our $1 billion revolving credit and term loan facility shortly after the end of 2017. We continue to execute on our financial objective of the past 18 months to further strengthen our balance sheet. The notes offering and facility recast enhance our strong financial flexibility and demonstrate the confidence of our bank partners in the stability of our cash flows. In addition, it further illustrates our focus to mitigate refinancing risk and optimize our capital structure.

Leasing

As of December 31, 2017, enclosed property occupancy for our total portfolio was 91.3% and overall occupancy was 93.1%. During the year ended December 31, 2017, we signed new leases and renewal leases with terms in excess of a year (excluding enclosed retail property anchors, majors, offices and in-line spaces in excess of 10,000 square feet) across the portfolio, comprising 2,635,145 square feet. Of the total leasing volume in 2017, 47% was attributed to lifestyle uses, including food and beverage, entertainment, and health and wellness options. We executed 322 new deals totaling 854,984 square feet in 2017, an increase in the number of deals executed of 14% compared to 2016.

Portfolio Repositioning

We completed a total of six property dispositions during the year ended December 31, 2017. These property transfers and sales, allow us to continue to reposition our portfolio to focus on a hybrid town center model incorporating both enclosed and open air formats that allow for cross tenancy opportunities. As of December 31, 2017, 75% of our enclosed properties capture both enclosed and open air tenancy. Additionally, we completed the formation of a second joint venture with O’Connor Mall Partners, L.P. (“O’Connor”) involving seven properties with an aggregate gross value of approximately $600 million, less the mortgages secured by such properties at closing (the “O’Connor Venture”).

Additionally, we completed small and large scale redevelopment and re-tenanting projects in 2017 averaging 9.5% return on invested capital. Our redevelopment pipeline includes 37 projects underway ranging between $1 million and $60 million in costs with an average estimated project yield of 10%, which does not include the derivative benefit to adjacent space. At December 31, 2017, 19 additional projects were in the review and approval phases. Anchor repositioning remains among the Company’s most attractive use of capital given the returns and benefit to a center’s longer term competitive positioning. During 2017, examples of the Company’s successful anchor repositioning efforts include the execution of a lease for a 20,000-square-foot H&M at Grand Central Mall, located in Parkersburg, WV, which will replace a former Elder-Beerman department store; the construction of a 50,000-square-foot Round 1, a state-of-the-art entertainment center, at Great Lakes Mall, located outside of Cleveland, OH in Mentor, which replaces a former Dillard’s department store; the announcement of new anchors at Markland Mall, located in Kokomo, IN, including ALDI, Party City, PetSmart, and Ross Dress for Less which will replace a former Sears department store; and the opening of a 50,000-square-foot Round 1, a 62,000-square-foot Room Place, and additional retail, dining and entertainment uses at Northwoods Mall, located in Peoria, IL, which replaced a former Macy’s department store.

New Initiatives

Our eCommerce platform, Tangible™, and our candy store joint venture, Shelby’s Sugar Shop™, commenced operations in the fourth quarter of 2017. In addition, the Company continues to bring innovative food and beverage concepts to center court such as the addition of local craft brewers. Recent openings include Redemption Aleworks, an Indianapolis-based brewery which opened during the fourth quarter of 2017, a beer bar and restaurant at Muncie Mall, located in Muncie, IN; and the 2017 construction of Admiral’s, a White Bear Lake based local craft beer bar and restaurant which opened a unit during the first quarter of 2018 at Maplewood Mall, located in Maplewood, MN. During 2017, the Company made progress on several additional local craft brewers which are expected to open locations at centers throughout the Company’s portfolio in 2018, adding dynamism to previously underutilized common area space. Innovation via common area utilization, food and beverage, and entertainment is also a priority as evidenced by our association in 2017 with Cleveland Avenue, LLC, a food and beverage concept accelerator, providing us with the opportunity to beta test new restaurant concepts.

Financial Results

FFO per diluted Common Share for fiscal year 2017 was $2.04. This compares to FFO per diluted Common Share of $1.80 for 2016. Our reported adjusted FFO per diluted Common Share for fiscal year 2017 was $1.63 which reflects the negative impact of $0.03 of interest expense incurred with the completion of a larger than budgeted bond offering which was neutralized for purposes of determining bonus payouts for FFO performance under the Company’s cash incentive plan for fiscal year 2017.

2017 Say-on-Pay and Shareholder Outreach Efforts

At our Company’s 2017 Annual Meeting of Shareholders (the “2017 Meeting”), approximately 94% of the votes cast were in favor of the non-binding resolution to approve executive compensation. Following the filing of our 2017 proxy statement related to the 2017 Meeting and prior to the 2017 Meeting, we contacted our top 25 shareholders and held discussions with institutional shareholders representing over 22% of our outstanding Common Shares to solicit feedback on our executive compensation program design and structure and to better understand shareholder perspectives.

In addition, in the third quarter of 2017, our Compensation Committee engaged FW Cook, its independent consultant, to conduct a comprehensive review of our executive compensation programs and related policies, to ensure they appropriately supported our business objectives and were consistent with recognized corporate governance best practices. Based on what we learned from this shareholder outreach in 2016 and 2017 and with input from FW Cook, the Compensation Committee made changes to our executive compensation practices substantially in 2016 that we continued in 2017, as outlined in the following table:

What We Heard	How We Responded
Preference for longer measurement period for performance-based long-term incentives.

We have a performance share component of our long-term incentive program which makes up 50% of the target shares awarded. Performance-based equity awards may be earned based on our total shareholder return (“TSR”) relative to peers over a prospective three-year performance period.

Preference for cap on relative TSR awards if absolute TSR is negative.	Our relative TSR performance-based equity awards will be capped at 100% of target if our absolute TSR is negative, regardless of our relative TSR performance.
Opposition to “single-trigger” equity vesting in the event of a change in control.	Our employment and severance agreements require a “double-trigger” for equity to vest in the event of a change in control.

Our Board and Compensation Committee will continue to review and examine the results of non-binding advisory shareholder votes on executive compensation that we hold in the future in order to discern any meaningful trends and to consider the voting results in light of our existing governance policies and procedures, bylaws, as well as our executive compensation programs, policies, and objectives.

Pay for Performance

The majority of compensation opportunity for our Named Executive officers is “at risk” and tied to pre-established performance goals.

Our pay-for-performance philosophy is further illustrated by comparing target total direct compensation (“TDC”) to “realizable” compensation for our CEO, after taking into account actual performance. Based on our operational and strategic performance and Mr. Conforti’s individual performance versus the goals in our annual cash bonus plan, 2017 actual bonuses were 100% of target. Despite solid operational, strategic, and individual performance during 2017, our TSR lagged that of the retail REITs in the peer group used for measuring relative performance under our performance component of our long-term incentive (“LTI”) equity awards. If the performance period for our performance share units (“PSUs”) allocated in early 2017 had ended on December 31, 2017, 30% of the target number of shares would have been earned because our relative total shareholder return from January 1, 2017 through December 31, 2017 was at the 32nd percentile of the comparator group. Additionally, our stock price at the end of fiscal year 2017 was lower than the stock price on the date of grant, which reduced the value of both the restricted stock units (“RSUs”) and PSUs that were awarded in early 2017. As a result, as of December 31, 2017, “realizable” compensation for our CEO was substantially less than target TDC for 2017.

The business challenges facing retailers today have not only impacted shareholder returns of retailers, but also of landlords, including retail REITs. REITs most impacted have been those with assets similar to ours, including our direct competitors CBL & Associates Properties, Inc. (NYSE: CBL) and Pennsylvania Real Estate Investment Trust (NYSE: PEI). Although our TSR lagged that of the REITs in the broader retail REIT peer group used for measuring relative performance for our PSUs granted in 2017, our TSR outperformed these direct competitors mentioned above in fiscal year 2017 and during the period beginning on the date Mr. Conforti became Interim CEO to the end of fiscal year 2017 as shown in the table below.

REIT	Annualized TSR (1/1/2017-12/31/2017)	Annualized TSR (6/20/2016-12/31/2017)
Washington Prime Group Inc.	-22.5%	-20.5%
CBL & Associates Properties, Inc.	-44.2%	-30.0%
Pennsylvania Real Estate Investment Trust	-32.6%	-38.1%

Compensation and Corporate Governance

Our commitment to strong corporate governance can be understood by reviewing the following list of what we do and do not do:

What We Do		What We Don’t Do
✔	Majority of executive pay is tied to performance.	χ	We do not provide golden parachute excise tax or other tax gross-ups.
✔	We require executives and non-employee directors to acquire and maintain meaningful ownership of our stock to ensure their interests are aligned with the long-term financial interests of our stockholders.	χ	We do not provide significant perquisites or supplemental executive retirement plans.
✔	We maintain an executive compensation clawback policy.	χ	Our equity plans expressly forbid option repricing and exchange of underwater options for other awards or cash, without shareholder approval.
✔	Our equity awards are subject to double-trigger vesting acceleration in connection with a change in control.	χ	We prohibit executives and directors from short-selling or hedging Company stock.
✔	We conduct an annual risk assessment of all of our compensation programs to ensure they are not likely to have a material adverse impact on the Company.	χ	We do not pay dividends or dividend equivalents on unearned performance shares or units unless and until the underlying shares or units are earned and vested.
✔	The Compensation Committee engages an independent consultant that provides no other services to the Company.	χ	We do not provide guaranteed performance bonuses.

Compensation Decision Making Process

Role of the Compensation Committee. Our Compensation Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy, and authorizes awards under our incentive plans.

Role of Management. Management provides input into the design of incentive compensation programs, to ensure these programs support the Company’s business objectives and strategic priorities. With respect to performance measures and goals, the annual operating plan initially established by management and approved by our Board, is an important input into the Compensation Committee’s decision-making process. Additionally, our CEO works with the Compensation Committee and its independent compensation consultant to develop recommendations for pay levels for executives other than himself, based on competitive market data, internal compensation consistency between executives, past performance and future potential. Upon invitation, members of the management team attend Compensation Committee meetings, but are not present for executive sessions. The Compensation Committee makes all final decisions with respect to compensation of our Named Executives, which it then recommends to the Board for approval.

Role of Compensation Consultant. The Compensation Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant as it deems necessary to assist in the evaluation of executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. As requested by the Compensation Committee, our compensation consultant periodically provides reviews of the various elements of our compensation programs, including evolving compensation trends and market data.

During the latter part of 2016, FW Cook, the retained compensation consultant of our Compensation Committee, conducted a competitive analysis of our executive compensation program and related policies (the “2016 Study”) to provide input into the Compensation Committee’s decision-making process for designing the pay elements used in 2017 and approving compensation for fiscal year 2017. FW Cook’s competitive analysis compared our target executive compensation opportunities and the design of our annual and long-term incentive programs to comparable programs then in place at a peer group of retail REITs of similar size to us in terms of enterprise value or total capitalization. The peer group used for the competitive analysis included the following companies (the “Pay Study Peer Group”):

Acadia Realty Trust	Kite Realty Group Trust	Tanger Factory Outlet Centers
CBL & Associates Properties, Inc.	The Macerich Company	Taubman Centers, Inc.
DDR Corp.	Pennsylvania Real Estate Investment Trust	Urban Edge Properties
Equity One, Inc.	Regency Centers Corporation	Weingarten Realty Investors
Federal Realty Investment Trust	Retail Opportunity Investments Corp.
Kimco Realty Corporation	Retail Properties of America, Inc.

In 2016, FW Cook observed that base salaries for our executive officers were generally in the median range, target annual cash bonuses were above the median range, and target long-term incentive values were below the median range. The resulting target TDC was generally in the median range compared to named executive officers at the companies within the Pay Study Peer Group. As a result and as more fully discussed below, the Compensation Committee, starting in 2017, made certain modifications to our salary, bonus and long-term compensation elements to achieve better consistency with market practice within our industry. The Compensation Committee used the competitive market data as one of many factors in making its compensation decisions for fiscal year 2017. Other factors considered include, but are not limited to, the scope of the executive’s role and its importance to the organization, the individual’s experience, performance, and future potential, past performance, internal pay equity considerations, succession planning considerations and promotions.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives:

to pay for performance based upon both near-term and long-term financial and strategic results, the performance of our shares over time, and the executive’s leadership and contributions to our company;

to attract and retain senior executive officers who are important to the success of our company by awarding compensation that is tied to continued long-term employment;

to align the interests of executives with those of our shareholders by providing a significant portion of total compensation in the form of equity and by maintaining meaningful stock ownership requirements; and

to maintain high standards of corporate governance relating to executive compensation.

How the Compensation Elements of Our Executive Compensation Program Achieve the Objectives of Our Program

The table below indicates how each compensation element for the Named Executives is intended to achieve each of the aforementioned objectives.

Element of Compensation	Rewarding Performance	Aligning Interests	Attracting and Retaining	Comments/Summary
Base Salary	X		X

Initially, set by terms of employment agreement and may be adjusted by the Compensation Committee from time to time. Modest adjustments were made to executive salaries, including certain Named Executives, in early 2017. Further salary adjustments were made later in 2017 for certain Named Executives in connection with promotions and other executive transitions.

Annual Cash Bonus	X		X

Cash bonus awards for 2017 made pursuant to our cash incentive plan in which the actual payout is based upon corporate and individual performance that is “at risk” and tied to pre-established individual and corporate performance goals and objectives. Generally, eligibility and target award size are determined by the recipient’s employment agreement, but these terms do not guarantee or set any particular payout levels.

Long-Term Incentive Equity Awards	X	X	X

The 2017 annual equity awards consisted of a combination of PSUs and RSUs awarded in a single grant. The size of the grant is based in part on the Compensation Committee’s assessment of each executive’s prior performance and future potential. In this way, the entire grant is performance-based, even the time-vesting portion. The PSUs are also tied to future performance in that recipients may earn from 0% to 150% of PSUs allocated (target number) based on WPG’s relative TSR, and under certain circumstances absolute TSR, performance over a three-year performance period. The RSUs vest in three installments on each anniversary of the grant date. Other outstanding awards held by some executives, including certain Named Executives, may vest based on both absolute and relative TSR performance during certain performance periods. The intent for all of these awards is to align the interests of recipients with value creation and share ownership.

Termination Payments and Change in Control Benefits		X	X

Severance benefits provide financial protection in the event of a termination of employment outside of the Named Executive’s control and serve as a financial bridge between employment opportunities. Change in control benefits mitigate Company risk in the event of a potential transaction that may directly impact a Named Executive’s employment. These financial protections allow executives to focus on the transaction and further align executives’ interests with those of shareholders. With the execution of employment agreements for Messrs. Zimmerman and Ajdaharian late in 2017, greater consistency and uniformity of severance benefits was created among the Company’s senior executives.

Other Benefits			X

Named Executives currently employed with us are entitled to participate in our 401(k) retirement plan, medical insurance plan, disability plans and other benefits on the same basis as other salaried employees. As with other salaried employees, these benefits are provided as part of the compensation package to improve employee health and well-being and to comply with government regulations. Oversight by the Compensation Committee is also provided for this compensation element as applicable and when necessary.

Fiscal Year 2017 Compensation for the Named Executives

2017 Salary Compensation

Base salaries were initially set for each of the Named Executives under the employment agreements each has with the Company. Under these agreements, periodic adjustments to base salaries are permitted or contemplated as circumstances warrant. During the first fiscal quarter of 2017, the Compensation Committee approved base salary increases for the Company’s then executive personnel, including Messrs. Demchak, Ajdaharian and Zimmerman, ranging from 3% to 7%. Historically, the Compensation Committee annually evaluates base salaries to determine whether adjustments are warranted to achieve better market comparability, to enhance internal pay equity among the Company’s senior executive personnel, recognize promotions, and to reward performance. Mr. Demchak’s salary adjustment: (a) promoted internal pay equity amongst the Company’s senior executive personnel as Mr. Demchak’s base salary had not been positively adjusted since 2014 and (b) rewarded exemplary performance Mr. Demchak exhibited since transitioning to the role of General Counsel and Corporate Secretary in June 2016. Messrs. Ajdaharian and Zimmerman’s initial salary adjustment in early 2017 reflected a periodic increase intended to promote internal pay equity amongst our executive personnel. Later in 2017, in connection with the resignation of the Company’s Chief Operating Officer (“COO”), Mr. Zimmerman’s responsibilities and authority were expanded and Mr. Ajdaharian was promoted to his current position. At that time the Compensation Committee increased the base salaries for Messrs. Zimmerman and Ajdaharian to recognize the expansion of their respective responsibilities that had previously been held by the departing COO. The fiscal year 2017 base salaries for Messrs. Conforti and Yale were not modified by the Compensation Committee during its review and were left unchanged from fiscal year 2016 levels. The base salaries for the Named Executives as of the end of fiscal years 2016 and 2017 are listed in the table below.

Named Executive	Base Salary at End of 2016	Base Salary at End of 2017
Mr. Louis G. Conforti	$900,000	$900,000
Mr. Mark E. Yale	$512,500	$512,500
Mr. Robert P. Demchak	$375,000	$400,000
Mr. Paul S. Ajdaharian	$358,750	$404,513
Mr. Gregory E. Zimmerman	$338,250	$383,398

Except for Messrs. Conforti and Yale, the salaries earned for 2017 by the Named Executives as shown in the Summary Compensation Table do not fully reflect the salary modifications discussed above because the Named Executives, as well as our other salaried personnel who received adjustments, were paid at the adjusted rates on an annualized basis once the increases became effective.

During fiscal year 2017, our Chief Executive Officer and Chief Financial Officer each had, respectively, the highest salary compensation among the Named Executives because of their management and oversight responsibilities. These differences in compensation are also reflected in our bonus, equity incentive opportunities, and change in control arrangements for the same reasons. In establishing base salaries for fiscal year 2017, the eventual amount of a Named Executive’s 2017 annual base salary was not affected or influenced by the amount of any other compensation element within our executive compensation program. However, annual paid salary or, in some instances, base salary is a variable used in the formula to determine the annual performance bonus targets for certain Named Executives and the initial cash value of the annual awards for certain Named Executives. Annual base salary is a variable in the formula to determine parts of certain Named Executive’s particular severance or change in control payout under our executive severance arrangements. Salaries earned by the Named Executives for fiscal year 2017 are reflected in column (c) of the Summary Compensation Table and account for approximately 18% to 34% of a Named Executive’s total annual compensation reported in the Summary Compensation Table.

2017 Annual Incentive Cash Bonus Plan

The annual cash bonuses for our senior executive officers, including the eligible Named Executives, are designed to motivate the senior executive officers to achieve our company’s short-term goals and objectives. The amount of the 2017 bonus payment for our senior executive officers, including eligible Named Executives, is for performance during 2017, determined based upon the terms and conditions of the 2017 WPG Executive Bonus Plan (the “2017 Plan”) or, in certain instances, the terms of the respective Named Executive’s employment agreement relating to bonus compensation.

Target Bonus Opportunities

As shown by the table below, each participant in the 2017 Plan has a target bonus opportunity equal to a percentage of base salary. Dollar amounts are rounded to the nearest dollar.

Named Executive	Target Bonus (% Salary*)	Target Bonus Payout Amount($)
Mr. Conforti	150%	$1,350,000
Mr. Yale	125%	$640,625
Mr. Demchak	150%	$598,558
Mr. Ajdaharian	100%	$373,346
Mr. Zimmerman	100%	$352,396

*Per the 2017 Plan, based on actual base earnings during 2017.

The 2017 Plan requires that in order for participants to receive a bonus payment, the participant must be actively employed with the Company (or any affiliate) on the date the bonus payment is approved by the Compensation Committee.

Performance Measures and Weightings

The 2017 Plan is funded if a specified threshold level of FFO per diluted Common Share, as adjusted and described in more detail below, is achieved by WPG for fiscal year 2017. If actual FFO per diluted Common Share, as adjusted, is below the threshold level, the 2017 Plan is not funded and no bonuses are paid to any 2017 Plan participants including eligible Named Executives.

Under the 2017 Plan, performance is measured in three categories with the following weightings:

Measure	Weighting
FFO per diluted Common Share (“FFO Component”)	50%
Strategic Objectives Component	25%
Individual Objectives Component	25%

Each of the components above are performance-based using goals or objectives that are set at, or near, the beginning of the performance period.

a.	FFO per Diluted Common Share

Our company is a REIT that primarily owns, leases, acquires, develops, and operates enclosed retail properties and community shopping centers. In order to maintain WPG’s REIT status, we must distribute at least 90% of our ordinary taxable income to WPG’s shareholders. We use FFO as a supplemental metric to net income to measure our operating performance. FFO is the commonly accepted and recognized measure of operating performance for REITs by the real estate industry. FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (or loss) computed in accordance with generally accepted accounting principles, or GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items and cumulative effects of accounting changes, excluding gains and losses from the sale or disposal of previously depreciated retail operating properties, excluding gains and losses upon acquisition of controlling interests in properties, excluding impairment charges of depreciable real estate, plus the allocable portion of FFO of unconsolidated entities accounted for under the equity method of accounting based upon economic ownership interest. We believe that per share growth in FFO is an important factor in enhancing shareholder value. Therefore, a component of our executive compensation program is designed to reward achievement of our company’s fiscal year FFO goals. Although FFO is partly influenced by market forces that are beyond our control, we feel that our senior executive officers, including the Named Executives, have the greatest opportunity to influence performance in this area. Therefore, we base a large portion of their total cash compensation on an evaluation of WPG’s annual FFO results. FFO does not represent cash flow from our operating activities in accordance with GAAP and our FFO may not be directly comparable to similarly titled measures reported by other REITs. Moreover, FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of operating performance, as an indication of our financial performance, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our executive bonus plan uses FFO performance targets to determine a portion of each eligible Named Executive’s annual bonus. We calculate WPG’s reported FFO (with adjustment for non-recurring items) per Common Share for reporting purposes by dividing WPG’s FFO by the weighted average number of diluted Common Shares outstanding for the fiscal year which WPG’s per Common Share FFO is being determined. Please refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations section in our 2017 Annual Report on Form 10-K for a reconciliation of FFO to net income and FFO per Common Share to net income per Common Share.

Under the terms of the 2017 Plan, the fiscal impact, whether positive or negative, of certain unanticipated or unplanned factors or events not contemplated in the Company’s fiscal year 2017 consolidated corporate budget shall be excluded from the calculation of WPG’s year-end FFO per diluted Common Share metric used to determine payout amounts for FFO performance under the 2017 Plan. Examples of factors enumerated under the 2017 Plan the impact of which may be excluded or disregarded in determining the Company’s 2017 fiscal year end FFO per diluted Common Share include: (A) non-cash asset write downs or impairments, (B) the financial impact of dispositions, acquisitions, ventures, or similar transactions, and (C) the financial impact of charges and expenditures associated with the early extinguishment of debt and the discontinuation of certain transactions or pre-development and development projects. The terms of the 2017 Plan authorize the Compensation Committee to use its discretion to reject any of the aforementioned adjustments described above in approving the final payout amount for the FFO Component of the bonus payment. The terms of the 2017 Plan also empower the Compensation Committee to use its discretion to make any other adjustments they believe are appropriate in approving the final bonus payout amount for the Company’s 2017 FFO performance.

b.	Strategic Objectives

With respect to incentive compensation for fiscal year 2017 performance, our Company’s strategic performance is rewarded through our annual cash bonus awards based upon the Compensation Committee’s assessment of the Company’s performance compared to our corporate strategic objectives (the “Strategic Objectives”). The Strategic Objectives are reviewed and approved annually by the Compensation Committee at the time the annual cash bonus plan and annual equity awards are approved, typically in the first fiscal quarter of the performance period. The Company believes achievement of the Strategic Objectives are critical to long-term value creation and as such, are critical to aligning the interests of the Company’s senior executive officers, including the Named Executives, with shareholders as well as with the long-term success of our company.

c.	Individual Performance

Individual performance is evaluated and rewarded based primarily upon an assessment of the executive’s achievement of predetermined individual objectives that are linked thematically to our overall corporate goals and the Strategic Objectives for the plan year. Generally, individual objectives of the executives differ for each officer and are established prior to or near the beginning of the evaluation year in connection with the adoption of the executive bonus plan for that year.

In structuring the 2017 Plan, the Compensation Committee, in an effort to implement certain plan enhancements that were identified by the 2016 Study, reduced the threshold payout level and increased the maximum payout level to better incentivize plan participants to achieve at the higher levels of performance and to provide greater comparability of the Company’s cash incentive compensation plan to similar plans of its REIT peers including certain companies in the Pay Study Peer Group. Under the 2017 Plan, each of the Named Executives had five (5) objectives.  A Named Executive’s target bonus payout amount for individual achievement is an amount within a range of bonus payout amounts for achievement on the individual’s respective objectives.  The range of bonus payouts for individual achievement corresponds to the assessment of the Named Executive’s overall performance on all objectives as shown by the chart below:

Performance Assessment	Threshold	Target	Maximum
Bonus Payout Range	25-99% of Target Bonus Payout for Individual Objective Component	100% of Target Bonus Payout for Individual Objectives	101-200% of Target Bonus Payout for Individual Objectives

In determining the Individual Objectives Component of the annual performance bonus, the Compensation Committee considers the overall performance of an eligible Named Executive on his Individual Objectives. Upon the completion of the eligible Named Executive’s performance evaluation, such Named Executive receives an overall achievement percentage that can be zero or, for purposes of earning a payout, range from 25% to 200% and reflects the person’s respective performance on his individual objectives. For each individual objective, a Named Executive has an expected deliverable or target performance.  The actual performance of the Named Executive with respect to an objective is evaluated and awarded at: (1) Target, which describes expected performance, (2) Threshold, which describes acceptable performance that is below Target performance, and (3) Maximum, which describes performance that exceeds expectations.  The performance targets for each Named Executive’s objectives are only stated in terms of target or expected performance.  There are no stated performance targets for Threshold or Maximum as these standards are identified in connection with the evaluation of a Named Executive’s performance and in light of expected performance for the particular objective. The evaluation levels for the individual objectives have the following achievement percentages: (1) Threshold (25–99%), (2) Target (100%), and (3) Maximum (101–200%).  At the conclusion of each Named Executive’s evaluation on his individual objectives, all of the achievement percentages for the person’s objectives are aggregated and divided by his total number of objectives in order to produce his overall achievement percentage for performance on his individual objectives. A Named Executive’s overall achievement percentage will range between 0% - 200% and shall be used to determine the portion of the Named Executive’s annual bonus awarding individual achievement.  Each objective is equally weighted, but the Named Executive’s performance evaluation for each objective may vary and affect his overall achievement percentage. This overall achievement percentage is then applied to 25% of such Named Executive’s target annual bonus to determine the payout for the Individual Objectives Component. There are no guaranteed bonuses.

Actual Performance for 2017

a.	Evaluation of the FFO Component

Following the Compensation Committee’s review and evaluation of our year-end FFO performance, the amount of the FFO Component of a Named Executive’s annual bonus under the 2017 Plan was determined using the following scale:

	Evaluation Levels for Per Common Share FFO Performance(1)
	Threshold	Target	Maximum	Actual
FFO Component	$1.62	$1.65	$1.73	$1.66(2)
Payout (% of Target for FFO Component)	25%	100%	200%	100%(3)
(1)	Payouts for performance between levels is interpolated.

(2)

Although reported adjusted FFO for fiscal year 2017 was $1.63 per diluted Common Share after taking into account the same adjustments as have been made historically, for bonus purposes the impact of the larger bond offering addressed below was neutralized to modify per diluted Common Share FFO to $1.66 by adding back the additional interest expense.

(3)	The Compensation Committee capped payouts for the FFO Component of the 2017 Plan at 100% of target as further discussed below.

The FFO targets contained in the 2017 Plan include a range for FFO in 2017 per diluted Common Share that the Company initially announced at the beginning of 2017 and, as necessary, adjusted throughout 2017. The Company set target performance under the FFO Component of the 2017 Plan at $1.65 of FFO per diluted Common Share compared to $1.78 of FFO per diluted Common Share that the Company achieved in 2016 and resulted in a payout under the executive bonus plan for 2016. The Company primarily attributes three reasons for the reduction in the FFO forecast for 2017 as compared to the actual FFO for 2016. As described in the Executive Summary, the reduction in FFO stems from our steadfast commitment to enhancing both the quality of our assets and the financial strength of our balance sheet. The following transactions in 2017 contributed to the reduction in FFO:

In order to enhance the quality of our assets, we disposed of six non-core properties in 2017 subsequent to the seven non-core properties that we disposed of in 2016. Although the dispositions in 2016 and 2017 resulted in a decrease to our FFO, we generally redeployed all net sale proceeds into reinvesting in our higher quality, more productive Tier 1 and open air assets to enhance long term value.

In order to continue to reduce the Company’s outstanding debt and overall leverage, the Company closed on the O’Connor Venture by selling a 49% interest in seven open air assets. When including net proceeds from new mortgage loans on several of the Company’s joint venture properties, the Company received approximately $352.5 million of proceeds based on a gross value of approximately $600 million and used those proceeds to reduce outstanding debt and for general corporate purposes.

As part of the overall budget for 2017, the Company anticipated proceeds from an unsecured bond offering initially forecasted to generate approximately $300 million in gross proceeds. However, based on strong investor demand, we completed a much larger and more strategic unsecured bond offering in August 2017 that generated $750 million of gross proceeds. This transaction significantly improved our debt maturity profile, enhanced our financial flexibility and strengthened our balance sheet, but was dilutive to FFO.

The Company reported adjusted FFO for fiscal year 2017 of $1.63 per diluted Common Share. The Compensation Committee, however, in determining final payout amounts under the 2017 Plan for FFO performance, is empowered under the 2017 Plan to consider the impact of certain positive and negative factors on our FFO performance that the Company did not originally contemplate and adjust accordingly. Therefore, when neutralizing for the additional interest expense of $0.03 per diluted Common Share attributable to the extra $450 million of unsecured bond proceeds that the Company did not originally budget for at the beginning of 2017 (i.e., $750 million of actual bond proceeds compared to $300 million of proceeds as originally budgeted for 2017), the Compensation Committee agreed to modify FFO per diluted Common Share for FFO purposes under the 2017 Plan to be $1.66 per diluted Common Share. Modified FFO of $1.66 per diluted Common Share would have resulted in a payout for the FFO Component under the 2017 Plan of 112.5% of target. Notwithstanding that, the Compensation Committee, upon the recommendation of the Company’s senior management team, nonetheless capped the total payout for the FFO Component of the 2017 Plan for each Named Executive at 100% of target.

b.	Strategic Objectives

In determining the payout for the Strategic Objectives Component of the annual bonus, the Compensation Committee assessed the Company’s performance in achieving the following Strategic Objectives established for fiscal year 2017:

Objective	Achievement/Assessment

1. Value-Add Projects: Execute and commence work on appropriate level of identified value-add projects. Ensure an appropriate level of redevelopment is in place at year-end 2017 (i.e., projects approved but not commenced and projects pending approval).

Achieved the maximum level of performance on this objective by commencing work on $109 million in value-add projects during 2017 and obtaining approval for $185 million in value-add projects.
2. Core Operations: Deliver positive comparable net operating income (“NOI”) growth from the core portfolio during fiscal year 2017.	This objective was not achieved as the Company did not recognize any NOI growth in fiscal year 2017.
3. Financial Metrics: Extension of the Company's unsecured debt maturity profile and overall optimization of indebtedness composition.

Achievement on this objective was at the maximum level of performance as the Company’s debt maturity profile (including the January 2018 extension of the credit facility term through 2022) improved 2.9 years for unsecured debt to 5.29 years from 2.37 years (the projected tenure of the Company’s unsecured debt as of December 31, 2017). Accomplished by obtaining $750 million, 7 year bond transaction along with credit facility extension.

4. Innovation: Pilot multiple concepts which help support the initiative to create a more dynamic retail experience (i.e., Tangible™, entertainment at center court, trunk shows, pop-ups, etc.).

Achievement on this objective was at the maximum level of performance as shown by the Company’s launch of Shelby’s Sugar Shop™ in four properties, operation of Tangible™ Marketplace in four properties, opening of a Brew Pub location, installation of five Digital Screens by Amazon Lockers, and multiple food truck events and Amazon Treasure Truck visits at several properties.

The Compensation Committee evaluated the Company’s performance on the Strategic Objectives and assessed achievement at the 100% of target level. This achievement percentage was applied to 25% of an eligible Named Executive’s target annual bonus in order to determine the payout for the Strategic Objectives Component.

c.	Individual Objectives

Individual objectives and performance assessment for each of the bonus eligible Named Executives who participated in the 2017 Plan are as follows:

Mr. Conforti: Had five objectives covering financial, operational, interdisciplinary and strategic subject matter. Company’s transfer of over levered assets to lender, August 2017 bond issuance, and receipt of bank commitments for credit facility recast supported maximum achievement on financial objectives. Target achievement on interdisciplinary and strategic objectives supported by: (1) engagement of Company’s various professional personnel to provide creative material and concepts for key tenants to implement the addition of different uses at properties (interdisciplinary) and (2) Four Corners outparcel sale and discounted mortgage payoffs for Mesa Mall and Southern Hills (strategic). Threshold achievement on operational objective supported by sponsorship revenue totals for 2017 not reaching budgeted levels.

Mr. Yale: Five objectives focused on financial and interdisciplinary subject matter. Maximum achievement on all financial objectives supported by the Company’s $750 million bond issuance in August 2017, Company maintaining its credit ratings throughout 2017, receipt of $1 billion in bank commitments for credit facility recast; and achievable and effective strategies deployed to address revenue gains generated by 2017 joint venture transactions and property givebacks to lenders. Target and threshold achievement on two interdisciplinary objectives supported by the completion of the O’Connor Venture and under budget revenue for GSmart initiative.

Mr. Demchak: Had five objectives covering financial, operational, interdisciplinary and strategic subject matter. Maximum achievement on all five objectives supported by Company’s successful completion of the O’Connor Venture, discounted loan payoff of two enclosed centers, implementation of document management database for legal department; the receipt of $1 billion in bank commitments for credit facility recast; facilitate and coordinate timely preparation and distribution of materials for quarterly Board meetings; completion of $750 million bond issuance as well as other mortgage financing transactions; and coordinated effective investor outreach effort to address executive compensation and other corporate governance matters.

Mr. Ajdaharian: Had five objectives covering financial, operational, and strategic subject matter. Maximum achievement on all five objectives supported by year-end occupancy and comparable NOI growth in the Company’s open air centers of 95.9% and 4.4%, respectively; achievement of occupancy target for an open air center under redevelopment and obtaining approved deals for three other open air centers; completing remodeling project for two centers and executed deals to re-tenant spaces in three open air centers; increase in sponsorship and specialty leasing income from 2016; retrofitted nine properties for LED lighting installation; and experienced an 18% traffic increase at open air properties attributable to special events.

Mr. Zimmerman: Had five objectives covering financial, operational, interdisciplinary and strategic subject matter. Target to maximum performance achieved on each objective. Evaluations supported by identification of satisfactory replacement tenants for closed anchor spaces at four enclosed retail centers and construction commenced on one project in 2017 fourth quarter; commencing and completing a renovation on budget and on schedule for one of the Company’s Tier I centers with new food offerings at the center in addition to anticipated tenants initially identified as expected deliverables.

Total Payouts to Eligible Named Executives under the 2017 Plan

The chart below summarizes the payout amounts for each bonus-eligible Named Executive based upon the Company’s performance in FFO per diluted Common Share, the Strategic Objectives, and each person’s performance on his Individual Objectives (amounts are rounded to the nearest dollar):

Named Executive	FFO Per Diluted Common Share Component (100% of Target)	Strategic Objectives Component (100% of Target)	Individual Objectives Score (% of Target)	Individual Objectives Component	Total Bonus Award
Mr. Conforti	$675,000	$337,500	100%	$312,510	$1,325,010
Mr. Yale	$320,313	$160,156	125%	$200,195	$680,664
Mr. Demchak	$299,279	$149,639	200%	$299,279	$748,197
Mr. Ajdaharian	$186,673	$93,336	175%	$163,339	$443,348
Mr. Zimmerman	$176,198	$88,099	125%	$110,124	$374,421

The bonus payout award under the 2017 Plan for each of the listed Named Executives is reflected in column (e) of the Summary Compensation Table. The bonus payout awarded, generally, accounts for approximately 27% to 46% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

2017 Long-Term Equity Compensation

Overview

Our long-term equity compensation program is designed to: (a) to reward executives based on financial and market performance, (b) align the interests of executives and our shareholders, and (c) attract and retain qualified and experienced executives. Although we anticipate that the size and nature of our future equity compensation awards will be influenced by our compensation objectives generally; historical practices, market or peer group comparisons, and individual performance will also influence our decision-making and practices with respect to this aspect of our executive compensation program.

In 2017, equity incentive compensation awards to executives and certain non-executive personnel consisted of time-based RSU grants and PSU awards with performance conditions spread over a multi-year performance period. In response to findings from the 2016 Study, we modified the structure of our annual equity grants starting with the 2017 awards (the “2017 Annual Awards”) to increase the length of the performance period for the grant’s performance component from one year to three years. We believe this modification better aligns our equity incentive compensation program with similar programs of our peer REITs, better structures our equity incentive compensation program to achieve the aforementioned goals for which it was designed and creates a stronger link between executive pay to Company personnel, including the Named Executives, and Company performance.

2017 Annual Awards

In February 2017, the Compensation Committee approved the 2017 Annual Awards. Grant sizes were determined based upon either the terms of a recipient’s employment agreement or the terms and rules for our 2017 long-term incentive compensation awards (the “2017 Rules”) that were approved by the Compensation Committee at the time the awards were made. Under the employment agreements for Messrs. Conforti, Yale, and Demchak, the size of their 2017 equity awards was determined by dividing a target value prescribed under each executive’s agreement for each currency comprising the 2017 Annual Awards by $9.58 which was the closing price on the NYSE for our Common Shares on the award date. With respect to Messrs. Ajdaharian and Zimmerman, the Compensation Committee determined a target value for each executive’s award as a multiple of their earned salary for fiscal year 2016 and the number of RSUs and PSUs determined by dividing that target value by $9.58. The target values as well as RSU and PSU award sizes for the 2017 Annual Awards to the Named Executives were as listed in the table below. Award amounts were rounded to the nearest whole unit at the time of the award.

Named Executive	RSU Target Value	PSU Target Value	RSU Award	PSU Award
Mr. Conforti	$1,500,000	$1,500,000	156,576	156,576
Mr. Yale	$300,000	$300,000	31,315	31,315
Mr. Demchak	$250,000	$250,000	26,096	26,096
Mr. Ajdaharian	$178,197	$178,197	18,601	18,601
Mr. Zimmerman	$168,015	$168,015	17,538	17,538

The RSU awards vest in one-third tranches over three years on the annual anniversary of the February 21, 2017 award date, subject to the award recipient’s continued employment with the Company through each vesting date. Similar to the RSUs awarded in prior years, unvested RSUs awarded as part of the 2017 Annual Awards are a derivative security of our Common Shares that entitle the holder, subject to vesting and continued employment, to one Common Share for each issued, outstanding and vested RSU. During the period(s) prior to vesting, dividend equivalents are to be paid with respect to the RSUs granted.

With respect to the awarded PSUs, award recipients are eligible to receive actual PSUs ranging from 0% to 150% of the target number of PSUs awarded based on the achievement of the Company’s relative TSR performance compared to a pre-determined retail REIT peer group over a three-year performance period that commences on the award date. The subject peer group is set forth below:

Acadia Realty Trust	Federal Realty Investment Trust	Retail Properties of America, Inc.
Brixmor Property Group Inc.	Kimco Realty Corporation	Taubman Centers, Inc.
CBL & Associates Properties, Inc.	Kite Realty Group Trust	Weingarten Realty Investors
DDR Corp.	Pennsylvania Real Estate Investment Trust
Equity One, Inc.	Regency Centers Corporation

During the three-year performance period, dividend equivalents will accrue and be deemed reinvested in additional PSUs and will be paid with respect to the number of PSUs that actually vest at the end of the applicable performance period. The TSR performance schedule for the PSUs awarded as part of the 2017 Annual Awards is as follows:

WPG 3-YR. TSR (Percentile Rank to Peer Group)*	Amount of PSUs Earned (as percentage of PSUs Awarded)*
<30th percentile	0%
30th percentile	25%
40th percentile	50%
50th percentile	75%
60th percentile	100%
70th percentile	125%
80th percentile	150%
*Payout for TSR results between stated values are mathematically interpolated.

Payouts for PSUs are limited to 100% of target PSUs awarded if absolute TSR is negative.

Vesting Activity for Other Outstanding Performance-Based Equity Awards

Certain Named Executives received an allocation of performance-based long term incentive plan units (“LTIP Units”) in 2014 and 2015 as part of inducement awards either following our 2014 spin-off transaction with Simon or in connection with the consummation of the Merger in 2015. The performance criteria for each set of awards, and possible payout, was based on absolute and relative TSR performance of the Common Shares versus the MSCI US REIT Index (NYSE: RMZ) divided over three distinct performance periods that each concluded on December 31st for each set of awards made. Up to one-third of the maximum number of LTIP Units can be earned during each performance period. Unearned LTIP Units are forfeited at the conclusion of the respective performance period. No LTIP Units vested and subsequent payouts occurred for the performance period that concluded on December 31, 2017 (“2017 Performance Period”). The table below shows, for each Named Executive that received the above-described performance-based LTIP Units, the year of the allocation, the LTIP Units that were forfeited after the end of the 2017 Performance Period and the number of LTIP Units remaining for the particular award.

Named Executive	Year Allocated	LTIP Units Subject to Possible Vesting During 2017 Performance Period	Remaining Performance-Based LTIP Units
Mr. Yale	2015	17,110	17,110
Mr. Demchak	2014	7,500	0
Mr. Ajdaharian	2014	2,500	0

Messrs. Conforti and Zimmerman did not receive performance-based LTIP Unit inducement awards or any other comparable award in 2014 or 2015.

Executive Employment Agreements

In addition to our formal compensation and benefit plans which are an important component of our executive compensation program, the primary elements of our program for fiscal year 2017 – salary, equity compensation, bonus/incentive compensation, and severance/change in control arrangements – are governed by the employment agreements we had with the Named Executives during 2017. The employment arrangements for each of the Named Executives were entered into at different times and under different circumstances.

At the beginning of 2017, the employment arrangements of Messrs. Yale and Demchak were amended and restated. The Company formulated and entered into these new arrangements to implement aspects of the Company’s executive compensation program commencing in 2017 and to also remove certain legacy excise tax reimbursement or gross-ups certain executives had with GRT that we assumed in connection with the Merger. Mr. Yale had such provisions in his legacy severance agreement. The employment agreements for Messrs. Conforti and Zimmerman were entered into prior to 2017. In 2017, Messrs. Ajdaharian and Zimmerman entered into new employment agreements with the Company in connection with the management transition the Company implemented following the resignation of the Company’s COO in October 2017 (the “COO Resignation”).

Employment Agreement for Mr. Louis G. Conforti

Under Mr. Conforti’s current employment agreement, Mr. Conforti serves as our CEO for a term ending on December 31, 2019 (the “Employment Period”) unless the Employment Period is earlier terminated. Provided there is not an early termination of the agreement, on December 31, 2019 and each annual anniversary of such date thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Employment Period automatically extends so as to terminate one year from such Renewal Date unless, at least 120 days prior to the Renewal Date, either party to the agreement gives written notice that the Employment Period will not be extended. The agreement sets forth Mr. Conforti’s base salary compensation, the conditions for his equity compensation, severance compensation and other related benefits. Commencing January 1, 2017, the agreement established Mr. Conforti’s annual base salary at Nine Hundred Thousand Dollars ($900,000) subject to review by the Compensation Committee for adjustment at least annually (“Conforti Base Salary”). Additionally, the agreement provides that Mr. Conforti shall be eligible for an annual cash bonus pursuant to the terms of the Company’s annual cash incentive plan as in effect from time to time. Under the agreement, Mr. Conforti’s target annual bonus shall be 150% of the Conforti Base Salary (“Bonus Target”) with the actual bonus payment ranging from 0% to up to 200% of the Bonus Target based upon the level of achievement of performance goals established under the respective bonus plan at the discretion of the Compensation Committee. These terms in the Conforti agreement related to the performance bonus are satisfied by the terms, conditions and operation of the 2017 Plan. With respect to equity compensation awarded to Mr. Conforti in 2017, the Conforti agreement required that Mr. Conforti receive: (a) $1.5 million allocation of PSUs and (b) a $1.5 million grant of RSUs. The terms of Mr. Conforti’s employment agreement that address severance and change in control compensation require that, if during the Employment Period (including any renewals thereof): (a) the Company terminates Mr. Conforti’s employment for cause (as defined in the agreement), for any reason other than cause, or as a result of Mr. Conforti’s death or disability (as defined in the agreement); or (b) Mr. Conforti terminates his employment for good reason (as defined in the agreement) or without good reason, then the Company shall, as appropriate and applicable under the agreement, pay to Mr. Conforti (or his estate) certain cash payments and provide other specified benefits. Lastly, in the event of a change in control (as defined in the agreement) of the Company, the agreement permits the accelerated vesting of certain equity awards held by or earned by Mr. Conforti subject to the satisfaction of certain conditions and, in the event that Mr. Conforti’s employment is terminated upon or within two years following a change in control, then the Company shall pay and provide to Mr. Conforti, as applicable, certain cash payments and specified benefits. The details of Mr. Conforti’s severance compensation under the agreement is explained more fully in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control.”

Employment Agreements for Messrs. Mark E. Yale and Robert P. Demchak

The amended and restated employment agreements for Messrs. Yale and Demchak describe the annual base salary, cash incentive, equity, severance, and change in control compensation for each. Generally, the agreements are comparable in terms of structure and scope with the principal differences being the specific terms for the aforementioned elements of compensation for each executive. Under Mr. Yale’s employment agreement (the “Yale Agreement”), he is to serve as the Executive Vice President and Chief Financial Officer of the Company for a term ending on December 31, 2019 (the “Yale Employment Period”) unless the Yale Employment Period is earlier terminated. Similarly, Mr. Demchak’s employment agreement provides an initial term of employment for him to serve as Executive Vice President, General Counsel and Corporate Secretary of the Company until December 31, 2019 unless such term is earlier terminated. The renewal of the employment terms under the Yale Agreement and Mr. Demchak’s agreement operate like the renewal provisions of Mr. Conforti’s agreement.

Like Mr. Conforti’s employment agreement, the annual base salaries for Messrs. Yale and Demchak are initially set and then each is subject to review by the Compensation Committee for adjustment at least annually. Each executive is eligible for an annual cash bonus in 2017, and each year thereafter, during the employment period pursuant to the terms of the Company’s annual incentive plan as in effect from time to time. Mr. Yale’s target annual bonus shall be 125% of his base salary and Mr. Demchak’s target annual bonus shall be 150% of his base salary. The actual bonus payment in the case of each executive may range from 0% to up to 200% of the target bonus, based upon the level of achievement of performance goals established under the cash incentive plan in place at the discretion of the Compensation Committee. Similar to Mr. Conforti’s arrangement, the terms of the Yale Agreement and Mr. Demchak’s agreement regarding bonus compensation are satisfied by the terms, conditions and operation of the 2017 Plan.

With respect to equity compensation, under the Yale Agreement, Mr. Yale’s fiscal year 2017 equity award shall be comprised of time-based RSUs and performance based PSUs with the target number of PSUs and RSUs awarded determined by dividing $300,000 by the closing price on the NYSE of the Common Stock on the award date. Similarly, Mr. Demchak’s agreement requires the same formula to determine the number of PSUs and RSUs awarded in fiscal year 2017 with a value of $250,000 divided by the closing price on the NYSE of the Common Stock on the award date. With respect to severance and change in control compensation, the terms of the Yale Agreement and the agreement for Mr. Demchak are comparable to the terms of Mr. Conforti’s agreement and are more fully discussed in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control.”

Employment Arrangements for Messrs. Gregory E. Zimmerman and Paul S. Ajdaharian

At the beginning of 2017, Mr. Zimmerman had an employment agreement with the Company and Mr. Ajdaharian had a severance agreement. Mr. Zimmerman’s initial employment agreement was executed in connection with his hiring in August 2015, provided for a three year term, set his initial base salary (subject to annual adjustments), established his eligibility to participate in the Company’s equity incentive plans as well as our cash bonus plan with a bonus target of 100% of base salary, and set forth terms for cash severance payments and other benefits in the event his employment was terminated. Unlike the agreements for Messrs. Conforti, Yale and Demchak, Mr. Zimmerman’s employment agreement at the beginning of 2017 did not set forth a formula for determining the size of his equity grants. With respect to Mr. Ajdaharian, his severance agreement did not address salary, equity or bonus compensation and those elements for 2017 were set by the Compensation Committee or, in some instances, the Board or the terms of applicable bonus and equity plans.

Following the COO Resignation, the responsibilities and authority of Mr. Zimmerman were expanded and Mr. Ajdaharian was promoted to his current position. As part of and in connection with this transition, Messrs. Zimmerman and Ajdaharian each executed new employment agreements in November 2017 that established a renewable two year term of employment and addressed salary, equity, bonus, severance and change in control compensation for each. Base salary adjustments for both Messrs. Zimmerman and Ajdaharian became immediately effective in connection with the respective promotion and expansion of their roles. As a general matter, the new employment agreements of Messrs. Ajdaharian and Zimmerman are similar in structure and scope to the agreements for Messrs. Yale and Demchak. Except for base salary, the compensation set forth under the new agreements for Messrs. Ajdaharian and Zimmerman is not reflected in the compensation tables for fiscal year 2017 that follow this CD&A given that the effective date for both agreements is January 1, 2018.

Other Benefits

Our senior executive officers are entitled to participate in our retirement plan, group medical insurance plan, short-term and long-term disability plan and other benefits on the same basis as other salaried employees.  Our tax-qualified retirement plan, or 401(k) plan, is called the Washington Prime Group Retirement Savings Plan (the “WPG Savings Plan”). The WPG Savings Plan currently has a feature that permits the Company to partially match employee contributions, including contributions made by executive officers including certain Named Executives (the “Match Feature”). During 2017, under the Match Feature, the Company matched 100% of the first 3% of salary deferrals that an employee contributed to the WPG Savings Plan and 50% of the next 2% of salary deferrals that an employee contributed to the WPG Savings Plan. Under the WPG Savings Plan, salary includes payments attributed to any bonus compensation as well as salary compensation. Compensation related to the Match Feature for the Named Executives is reported in column (f) of the Summary Compensation Table.  During 2017, for Named Executives who were participants the WPG Savings Plan, we provided matching contributions via the Match Feature of up to $10,800 per person. Also, included in column (f) are amounts paid by WPG for insurance premiums with respect to life insurance for the benefit of the respective Named Executive. During 2017, WPG paid life insurance premiums for life insurance for the benefit of the Named Executives ranging from $966 to $15,966. Moreover, Mr. Yale, per the terms of the Yale Agreement and as included in column (f) for Mr. Yale, received $15,000 from the Company during fiscal year 2017 as reimbursement for premiums paid by him during 2017 for disability and life insurance policies covering him.

The Compensation Committee restricts the use of any perquisites to individual specific circumstances where conditions warrant individual accommodation and, when such forms of compensation are used, the Compensation Committee monitors their use and implementation following any approval it provides. We believe a limited number of perquisites provided, including those provided during fiscal year 2017, are reasonable, competitive, and consistent with our objective to have an executive compensation program that provides compensation arrangements that are comparable with those provided by similarly-situated companies and that will attract and retain the best leaders for our Company. Reportable compensation for fiscal year 2017 related to perquisites, if any, would be provided in column (f) of the Summary Compensation Table.

Compensation Policies and Practices

Common Share Ownership Guidelines

Our Board has established Common Share ownership guidelines (the “Guidelines”) for certain executive officers and all non-management Board members to encourage higher levels of Common Share ownership and further align director and management interests with those of our shareholders as well as mitigate any unnecessary risk-taking in trading in our securities by persons covered by the Guidelines.

Under the Guidelines, Common Shares acquired by the Company’s senior executive officers subject to the Guidelines through purchase, gift, exchange or other means are counted toward the ownership requirement level in addition to Common Shares received through grants, awards or payments from the Company. Also, earned PSUs, vested and unvested time-based RSUs, LTIP Units, or Common Shares may count toward a senior executive officer and Board member’s ownership requirement level under the Guidelines. Stock options, any share appreciation rights, pledged Common Shares, unearned LTIP Units, unearned PSUs, Common Shares issuable to a subject executive officer or director upon exchange or redemption of direct or indirectly owned O.P. Units, or other securities of the Company do not count toward satisfying the ownership requirements under the Guidelines. Company executives covered by the Guidelines are prohibited from selling Common Shares received by such person in connection with the exercise of any Company stock option until such person is in compliance with his or her ownership requirement. Notwithstanding the aforementioned prohibition, executives may immediately sell Company stock acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability. Furthermore, under the Guidelines, unless an executive officer has satisfied his or her ownership requirement, he or she must retain 50% of his or her vested LTIP Units, RSUs, PSUs or other securities received as part of our long-term incentive compensation program or, with respect to non-employee directors, the annual equity retainer (after tax).

The ownership requirements established by the Guidelines are as follows:

Position	Ownership Guideline Common Shares with a Market Value as a Multiple of Base Salary/Cash Retainer
Chief Executive Officer	6x Base Salary
Chief Financial Officer and Chief Operating Officer	3x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Cash Portion of Annual Retainer

Under the Guidelines, a senior executive officer’s base salary shall be the actual paid annual salary received by the senior executive officer from the Company (or any applicable affiliated company or subsidiary) annualized for the Company’s fiscal year in which any compliance measuring occurs. For purposes of measuring compliance with the Guidelines, the applicable per share market value of the Common Shares shall be determined by using the average closing price of the Common Shares on the NYSE (or such other exchange that the Common Shares are principally traded on at the time compliance is measured) for the fiscal year immediately preceding the year in which compliance with the Guidelines is measured.

Clawback Provisions

We have an executive compensation clawback policy (the “Officer Policy”) that applies to Company associates that are designated by our Board as executive officers (other than our Chief Executive Officer and Chief Financial Officer) and a specific policy applicable to our CEO and Chief Financial Officer (“CFO”) (the “CEO-CFO Policy”). Under the Officer Policy, except as may otherwise be provided in any applicable employment, award or other Board or Compensation Committee approved agreement, a subject officer who the Compensation Committee determines engaged in fraud or intentionally illegal conduct that materially contributed to the need for a restatement of the Company’s financial statements may be compelled by the Compensation Committee to return all bonuses and other incentive and equity compensation awarded to the executive officer, the amount, payment and/or vesting of which was calculated based wholly or partly on the application of objective, financial performance criteria measured during any part of the period covered by the restatement. Pursuant to the Officer Policy, to the extent that the performance-based compensation paid or awarded to such executive officer is greater than it would have been had it been calculated based upon the restated financial results, then the Compensation Committee may seek to recover from the executive officer the after-tax portion of the difference. The Officer Policy empowers the Compensation Committee to use its discretion in determining the applicability of the Officer Policy to a particular situation and evaluate each situation based on its individual facts and circumstances. Under the Officer Policy, the Compensation Committee shall not seek recovery of such excess compensation if it determines that to do so would: (a) violate applicable law; (b) adversely impact the interests of the Company in any related proceeding or investigation; (c) incur costs in excess of the recoverable excess compensation; or (d) be unreasonable relative to the executive officer’s accountability for the error that resulted in the restatement. In the event the Company is entitled to, and seeks, recoupment under the Officer Policy, the executive officer shall, no later than sixty (60) days following the recoupment request, reimburse the amounts which the Company is entitled to recoup. If the executive officer fails to pay such reimbursement and to the extent permitted by applicable law, the Company shall have the right to: (a) deduct the amount to be reimbursed from the compensation or other payments due to the executive officer from the Company or (b) take any other appropriate action to recoup such payments; provided that any offsets against amounts under nonqualified deferred compensation plans (as defined in Section 409A of the Internal Revenue Code of 1986, as amended and supplemented (the “Code”)) shall be made in compliance with Section 409A.

The terms of the CEO-CFO Policy are identical to the Officer Policy except: (a) there is no requirement that either the CEO or CFO be found by the Board, Compensation Committee or any other Board committee to have committed any malfeasance or other conduct that materially contributed to the need for a restatement of the Company’s financial statements before recoupment of incentive compensation is requested following a restatement and (b) the Company is permitted under the CEO-CFO Policy to seek recoupment of incentive compensation following a Company restatement at any time the CEO or CFO is employed by the Company and for three years thereafter (unless a longer period is permitted under the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Lastly, pursuant to the terms of their inducement LTIP Unit award agreements executed in 2014, each of Messrs. Demchak and Ajdaharian have agreed, at our request, to promptly execute an amendment or modification of their respective agreements to reflect any clawback policy adopted by us or the Compensation Committee to comply with executive compensation clawback regulations promulgated by the SEC or NYSE and which would cover the respective executive’s inducement LTIP Units. The agreement for the inducement LTIP Unit awards granted in 2015 to Mr. Yale and the LTIP Unit award granted to Mr. Zimmerman in 2016 contains similar provisions.

Anti-Pledging and Hedging Policies

We have adopted an anti-pledging policy pursuant to which directors and executive officers are prohibited from pledging shares. Additionally, our policies regarding trading in our securities by senior executive officers and Board members prohibit such persons from short selling or hedging their ownership of the Common Shares, including trading in publicly-traded options, puts, calls or other derivative instruments related to the Common Shares, our preferred shares, or debt securities. Also, our senior executive officers and members of the Board shall notify the General Counsel before establishing a standing or limit order to buy or sell our securities. If the General Counsel consents to the senior executive officer or Board member’s establishment of a standing or limit order then such person shall provide the details of the order to the General Counsel as well as any future changes or modifications to such order.

Independent Compensation Advisor

During fiscal year 2017, FW Cook was engaged by the Compensation Committee to serve as its independent compensation consultant. FW Cook provided peer executive compensation data through market focused research and analysis to assist the Compensation Committee in its consideration of proposals for executive compensation pay packages to be paid or awarded at the beginning of 2017 as well as structuring certain metrics, goals and objectives in our plans and programs that would determine the amount of certain incentive and non-incentive compensation to be awarded to our personnel, including certain Named Executives, for 2017 performance. The Compensation Committee has the sole authority under its charter to retain and terminate its compensation consultant and approve fees and other engagement terms. At the current time, FW Cook is the only external compensation consultant engaged by the Compensation Committee. FW Cook did not provide during fiscal year 2017 any additional consulting services to the Company or any of its affiliates that were unrelated to its service as the Compensation Committee’s consultant.

FW Cook, through written correspondence provided to the chairperson of the Compensation Committee, has affirmed the independence of FW Cook as measured by the independence factors for compensation committee consultants under the listing standards of the NYSE. The affirmations were as follows:

FW Cook does not provide any services to the Company or its management other than the advisory services provided to the Compensation Committee in FW Cook’s capacity as independent advisor on executive compensation matters;

that the amount of fees received by FW Cook from the Company in 2017 is not material as a percentage of FW Cook’s total annual consulting revenues for 2017;

that FW Cook has policies and procedures that are designed to prevent conflicts of interest with a copy of such policies provided to the Compensation Committee chairperson;

that no personnel of FW Cook who provide services to the Compensation Committee nor any other personnel of FW Cook have any business or personal relationship with any member of the Compensation Committee or any executive officer of WPG; and

that FW Cook and its employees who provide services to the Compensation Committee do not own any Common Shares or preferred shares of the Company.

Company Consideration of Past Shareholder Voting Results in Determining Fiscal Year 2017 Executive Compensation

At the 2017 Meeting, we held for the second time a non-binding advisory vote on executive compensation. Over 93% of the Common Shares voted at our 2017 Meeting on the proposal relating to our executive compensation were in favor of the proposal. No material changes or modifications to our executive compensation program or policies were made during fiscal year 2017 in response to the voting results from the 2017 Meeting for the non-binding shareholder advisory vote on our executive compensation. Despite the positive response of our shareholders to the non-binding advisory proposal on executive compensation presented at the 2017 Meeting, our Board and Compensation Committee will continue to engage with shareholders on executive compensation matters and review and examine the results of non-binding advisory shareholder votes on executive compensation that we hold in the future in light of our existing governance policies and procedures, bylaws, as well as our executive compensation programs, policies, and objectives.

Tax Treatment of Executive Compensation

Substantially all of the services rendered by our Named Executives during 2017 are performed on behalf of WPGLP. Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million paid in any taxable year to the CEO, CFO, and the three other most highly compensated officers. The Internal Revenue Service (“IRS”) has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to named executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) of the Code to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, our management believes the positions taken in the rulings would apply to our operating partnership subsidiary as well. If we later determine that compensation paid by WPGLP to the Named Executives is subject to Section 162(m) of the Code, then this could result in an increase to our income subject to federal income tax and could require us to increase distributions to our shareholders in order to maintain our qualification as a REIT.

Section 409A of the Code imposes taxes and interest on compensation deferred under nonqualified deferred compensation plans unless the plan and any compensation paid under the plan qualifies for certain exemptions or exceptions from the applicability of Section 409A. At this time, we believe that the plan-based compensation of the Named Executives inclusive of potential compensation payable from the 2014 Washington Prime Group, L.P. Stock Incentive Plan (the “WPGLP Plan”), our cash incentive bonus plans, including, but not limited to, the 2017 Plan, and the severance arrangements under various executive employment agreements are either within an exception or exemption from the applicability of Section 409A and is not intended to be deferred compensation or, alternatively, the applicable plan or agreement complies with Section 409A. The Compensation Committee will continue to monitor the implications of Section 409A on our current executive compensation plans as well as future arrangements provided by the Company.

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SUMMARY COMPENSATION TABLE & OTHER SUPPORTING TABLES

The following tables and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for the Named Executives for fiscal years ended December 31, 2017 and, as applicable, December 31, 2016 and December 31, 2015. All values stated are rounded to the nearest dollar.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards(1) ($) (d)	Non-Equity Incentive Plan Compensation(2) ($) (e)	All Other Compensation ($) (f)	Total(8) ($) (g)
Louis G. Conforti	2017	$900,000	$2,708,765	$1,325,010	$11,766(3)	$4,945,541
Chief Executive Officer & Director	2016	$1,825,000	$3,420,000	N/A	$1,071,993	$6,316,993
Mark E. Yale	2017	$512,500	$541,750	$680,664	$26,766(4)	$1,761,680
Executive Vice President and	2016	$509,135	$352,211	$654,238	$11,366	$1,526,950
Chief Financial Officer	2015	$500,000	$1,301,356	$843,750	$10,400	$2,655,506
Robert P. Demchak	2017	$399,039	$451,461	$748,197	$11,430(5)	$1,610,127
Executive Vice President, General	2016	$339,231	$740,827	$585,282	$11,462	$1,676,802
Counsel and Corporate Secretary	2015	$348,321	$245,886	$515,986	$183,917	$1,294,110
Paul S. Ajdaharian	2017	$373,346	$321,797	$443,348	$11,919(6)	$1,150,410
Executive Vice President, Head of Open Air Centers
Gregory E. Zimmerman	2017	$352,396	$303,407	$374,421	$12,606(7)	$1,042,830
Executive Vice President, Development
(1)

With respect to fiscal year 2017, the values represented for each Named Executive are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the 2017 Annual Awards. The grant date fair values for the 2017 Annual Awards are based on the probable outcome of the performance conditions of the PSUs on the grant date (maximum achievement) for financial statement reporting purposes under FASB ASC Topic 718 and consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated or actual forfeitures. The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”), in Item 15 entitled “Exhibits and Financial Statement Schedules” in note 9 of the notes to consolidated financial statements.

(2)	The listed amounts for fiscal year 2017 represent cash bonus awards received by the respective Named Executive pursuant to the terms of the 2017 Plan.

(3)

The listed amount represents the following: (a) $966 in life insurance premiums paid by WPG and (b) $10,800 in matching contributions made or credited by WPG for fiscal year 2017 under the WPG Savings Plan.

(4)

The listed amount represents the following: (a) $966 in life insurance premiums paid by WPG, (b) $15,000 from the Company to Mr. Yale during fiscal year 2017 as reimbursement, per the terms of the Yale Agreement, for premiums paid by Mr. Yale during 2017 for disability and life insurance covering him and (c) $10,800 in matching contributions made or credited by WPG for fiscal year 2017 under the WPG Savings Plan.

(5)

The listed amount represents the following: (a) $630 in life insurance premiums paid by WPG and (b) $10,800 in matching contributions made or credited by WPG for fiscal year 2017 under the WPG Savings Plan.

(6)

The listed amount represents the following: (a) $966 in life insurance premiums paid by WPG, (b) $10,800 in matching contributions made or credited by WPG for fiscal year 2017 under the WPG Savings Plan and (c) $153 paid as a special retention cash award to recognize Mr. Ajdaharian’s tenure with the Company.

(7)

The listed amount represents the following: (a) $1,806 in life insurance premiums paid by WPG and (b) $10,800 in matching contributions made or credited by WPG for fiscal year 2017 under the WPG Savings Plan.

(8)	For each respective Named Executive, the amount listed represents the aggregate total of the amounts, if any, listed in columns (c) through (f).

GRANTS OF PLAN-BASED AWARDS

FOR 2017

The following table and accompanying footnotes set forth certain information concerning grants and allocations of cash and non-cash awards made to each of the Named Executives under the Company’s equity and non-equity incentive compensation plans during the fiscal year ended December 31, 2017. All monetary values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit. None of the Named Executives has transferred any of the awards that he received during the fiscal year ended December 31, 2017.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option Awards(5)
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Units(4) (#) (i)	(j)
Mr. Conforti	2/21/17	$337,500	$1,350,000	$2,700,000	39,144	156,576	234,864	156,576	$2,708,765
Mr. Yale	2/21/17	$160,156	$640,625	$1,281,250	7,829	31,315	46,973	31,315	$541,750
Mr. Demchak	2/21/17	$149,640	$598,558	$1,197,116	6,524	26,096	39,144	26,096	$451,461
Mr. Ajdaharian	2/21/17	$93,337	$373,346	$746,692	4,650	18,601	27,902	18,601	$321,797
Mr. Zimmerman	2/21/17	$88,099	$352,396	$704,792	4,384	17,538	26,307	17,538	$303,407
(1)	Date also represents the date on which the Compensation Committee approved the respective award.

(2)

Amounts represent an estimate of possible cash payouts to the respective Named Executive pursuant to the terms of our 2017 Plan. The range of payments listed in columns (c) through (e) represent the estimated possible bonus payment amounts under the 2017 Plan that the respective Named Executive would be eligible for under the following circumstances and assuming no use of discretion by the Compensation Committee in authorizing such payments:

Threshold:

The FFO Component of an individual’s bonus payment is awarded at threshold level with payout equal to 25% of target and threshold performance is attained for the Strategic Objectives Component and Individual Objectives Component with the payout for both at 25% of target.

Target:	100% of target for the respective Named Executive’s FFO Component, Strategic Objectives Component and Individual Objectives Component.
Maximum:	200% of target for the respective Named Executive’s FFO Component, Strategic Objectives Component and Individual Objectives Component.

Actual payouts under the 2017 Plan are reported in column (e) of the Summary Compensation Table.

(3)

The numbers shown represent an estimate of the number of PSUs that could be issued with respect to the 2017 Annual Awards at the threshold, target and maximum performance levels. For the 2017 Annual Awards, maximum represents superior performance on the TSR criteria at the 80th percentile such that the respective Named Executive qualifies to receive, in the form of earned PSUs, 150% of their respective PSU allocation. Target equates to performance on the TSR criteria at the 60th percentile such that the respective Named Executive qualifies to receive, in the form of earned PSUs, 100% of their respective PSU allocation. Threshold performance is the minimum achievement on the TSR criteria at the 30th percentile such that the respective Named Executive qualifies to receive, in the form of earned PSUs, 25% of their respective PSU allocation. The performance period for the TSR criteria for each level of performance concludes on February 21, 2020.

(4)	For each Named Executive, the listed amounts represent RSUs received as part of the 2017 Annual Awards.

(5)	The values relates to the fair value computed in accordance with FASB ASC Topic 718 for the RSUs and PSUs awarded as part of the 2017 Annual Awards.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The data listed in column (e) of the Summary Compensation Table for the year 2017 and column (j) of the Grants Plan-Based Awards for 2017 table represents the aggregate grant date fair value for the 2017 Annual Awards for the respective Named Executive. With respect to the 2017 Annual Awards that had a market-performance component impacting whether the award was earned, the aggregate grant date fair value was determined using the Monte Carlo simulation model which establishes a value by first simulating one or more variables that may affect or influence the value of the allocated PSUs and then determines their average value over the range of resultant outcomes. Compensation related to the 2017 Annual Awards is being recognized ratably from the beginning of the service period through the applicable vesting date or end of the performance period. The performance conditions for the 2017 Annual Awards are described in greater detail in the section of the CD&A subtitled “2017 Long-Term Equity Compensation.” The fair value of the RSU portion of the 2017 Annual Awards is determined by the closing price of the Common Shares on the award date. The size of each Named Executive’s 2017 Annual Award was determined pursuant to the terms of their employment agreement or the 2017 Rules. Quarterly dividends are paid on RSUs at same rates payable on the Common Shares. No dividends, distributions, or dividend equivalents were paid out or allocated during 2017 for the PSU portion of the 2017 Annual Awards. The dollar value of dividends are dividend equivalents paid on RSUs are factored into the FASB ASC Topic 718 grant date fair values reported in the tables above.

OUTSTANDING EQUITY AWARDS AT

FISCAL YEAR-END 2017

The following table and accompanying footnotes set forth certain information concerning unvested restricted Common Shares, unvested RSUs, unvested LTIP Units, and allocated yet unearned LTIP Units and PSUs for each Named Executive that are outstanding or allocated as of December 31, 2017. All monetary values are rounded to the nearest dollar and, to the extent appropriate or necessary, all share or unit amounts are rounded to the nearest whole share or unit. None of the Named Executives has transferred any of the awards that are reported in the table below.

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($) (e)
Mr. Conforti	441,059(4)	$3,140,340	156,576	$1,114,821
Mr. Yale	130,702(5)	$930,598	35,873	$255,416
Mr. Demchak	125,242(6)	$891,723	27,095	$192,916
Mr. Ajdaharian	62,893(7)	$447,798	18,934	$134,810
Mr. Zimmerman	77,546(8)	$552,128	17,538	$124,871
(1)

The listed amounts represents the aggregate market value of the unvested securities listed in column (b) as computed by multiplying the Common Shares’ closing market price of $7.12 per share as listed on the NYSE as of December 31, 2017 by the number of unvested securities listed in the adjacent column (b) (amounts are stated to the nearest dollar).

(2)

The listed amounts for Messrs. Yale, Demchak and Ajdaharian represent payouts for the target level (100% of allocated PSUs) of performance for the PSUs allocated as part of the 2017 Annual Awards and, as applicable, the threshold level of performance for the performance-based LTIP Unit allocations awarded during 2014 (the “2014 Performance-Based LTIP Unit Allocations”) and 2015 (the “2015 Performance-Based LTIP Unit Allocations”). For performance-based LTIP Unit allocations, each remaining performance year/period is included in the amount listed. The final performance period for the 2014 Performance-Based LTIP Unit Allocations ended on December 31, 2017. Estimated payouts for threshold performance for Mr. Yale with respect to his 2015 Performance-Based LTIP Allocations is 4,558 LTIP Units (out of a possible 34,220 LTIP Units at December 31, 2017). Estimated payouts for threshold performance for Messrs. Demchak and Ajdaharian with respect to their 2014 Performance-Based LTIP Unit Allocations are 999 LTIP Units (out of a possible 7,500 LTIP Units for Mr. Demchak at December 31, 2017) and 333 LTIP Units (out of a possible 2,500 LTIP Units for Mr. Ajdaharian at December 31, 2017). With respect to the 2017 Annual Awards, the target level of performance for Messrs. Conforti, Yale, Demchak, Ajdaharian and Zimmerman would be 156,576, 31,315, 26,096, 18,601 and 17,538 PSUs, respectively. The reported amount in column (e) for each Named Executive is the sum of the estimated payout for target performance for the 2017 Annual Awards and, as applicable, the threshold level of performance for 2014 Performance-Based LTIP Unit Allocations and 2015 Performance-Based LTIP Unit Allocations. Neither Messrs. Conforti nor Zimmerman received 2014 Performance-Based LTIP Unit Allocations or 2015 Performance-Based LTIP Unit Allocations and therefore neither Named Executive is eligible for a payout under either award. No awards of LTIP Units were earned at the end of the respective performance periods in 2017 with respect to the 2014 Performance-Based LTIP Unit Allocations or 2015 Performance-Based LTIP Unit Allocations.

(3)

Listed amounts represent the aggregate market value of the LTIP Units and PSUs listed in column (d). The listed value was computed by multiplying the Common Shares’ closing market price of $7.12 as listed on the NYSE as of December 31, 2017 by the number of LTIP Units and PSUs listed in the adjacent column (amounts are stated to the nearest dollar).

(4)

The total represents unvested RSUs held by Mr. Conforti; 284,483 of the RSUs vest on October 6, 2019 and 156,576 of the RSUs vest in three equal installments on February 21, 2018, February 21, 2019 and February 21, 2020. All of the aforementioned vesting is subject to Mr. Conforti’s continued employment with the Company on the applicable vesting date. Each RSU represents a contingent right to receive one share of Common Stock.

(5)

Total represents Mr. Yale’s 19,883 unvested restricted Common Shares, 81,035 unvested RSUs, 12,674 unvested LTIP Units (the “Yale LTIPs”), and another 17,110 unvested LTIP Units that are part of the inducement awards Mr. Yale received in 2015 (the “Yale Inducement Awards”). The vesting dates for Mr. Yale’s 19,883 unvested restricted Common Shares are as follows: (i) 5,633 shares vest on May 9, 2018 and (ii) 14,250 shares vest in equal installments on May 7, 2018 and May 7, 2019. The Yale Inducement Awards shall vest in two equal installments on each of the next two anniversaries of January 15, 2015, the Merger closing date, and the remaining Yale LTIPs shall vest in two equal installments on January 1, 2018 and January 1, 2019. Of the remaining unvested Yale LTIPs, 6,337 of these units vested on January 1, 2018 and 8,555 units from the Yale Inducement Awards vested on January 15, 2018. The unvested RSUs held by Mr. Yale vest in three installments on February 21, 2018, February 21, 2019, and February 21, 2020. Each RSU represents a contingent right to receive one share of Common Stock. All vesting of the aforementioned securities is subject to Mr. Yale’s continued employment on the applicable vesting date.

(6)

Total represents Mr. Demchak’s 3,750 unvested LTIP Units that are part of the inducement awards Mr. Demchak received in 2014 (the “Demchak Inducement Awards”), another 8,775 unvested LTIP Units (the “Demchak LTIPs”), 62,717 unvested RSUs (the “Demchak RSUs”), and an additional 50,000 unvested RSUs. The Demchak LTIPs vest in two equal installments on January 1, 2018 and January 1, 2019 and the Demchak Inducement Awards vest on August 25, 2018. The Demchak RSUs vest in three installments on February 21, 2018, February 21, 2019 and February 21, 2020. Of the remaining unvested Demchak LTIPs, 4,388 of these units vested on January 1, 2018. The remaining 50,000 RSUs cliff vest on June 20, 2019. All vesting of the aforementioned securities is subject to Mr. Demchak’s continued employment on the applicable vesting date.

(7)

Total represents Mr. Ajdaharian’s 1,250 unvested LTIP Units that are part of the inducement awards Mr. Ajdaharian received in 2014 (the “Ajdaharian Awards”), another 8,238 unvested LTIP Units (the “Ajdaharian LTIPs”), and 53,405 unvested RSUs (the “Ajdaharian RSUs”). The Ajdaharian LTIPs vest in two equal installments on January 1, 2018 and January 1, 2019 and the Ajdaharian Awards vest on August 25, 2018. The Ajdaharian RSUs vest in three installments on February 21, 2018, February 21, 2019 and February 21, 2020. Of the remaining unvested Ajdaharian LTIPs, 4,119 of these units vested on January 1, 2018. All vesting of the aforementioned securities is subject to Mr. Ajdaharian’s continued employment on the applicable vesting date.

(8)

Total represents Mr. Zimmerman’s 8,365 unvested LTIP Units (the “Zimmerman LTIPs”) and 69,181 unvested RSUs (the “Zimmerman RSUs”). The unvested Zimmerman LTIPs vest in two installments on January 1, 2018 and January 1, 2019. 4,182 of these units vested on January 1, 2018. With respect to the Zimmerman RSUs, 18,828 vest in equal installments on August 3, 2018 and August 3, 2019; 32,815 vest in three installments on February 21, 2018, February 21, 2019, and February 21, 2020; and the remaining 17,538 vest in equal installments on February 21, 2018, February 21, 2019, and February 21, 2020. 16,784 of these RSUs vested on February 21, 2018. All vesting of the aforementioned securities is subject to Mr. Zimmerman’s continued employment on the applicable vesting date.

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OPTION EXERCISES AND STOCK VESTED

DURING THE YEAR 2017

The following table sets forth certain information concerning the vesting of restricted Common Stock, RSUs, and certain LTIP Unit awards held by certain of the Named Executives during the fiscal year ended December 31, 2017. All reported dollar amounts are rounded to the nearest dollar.

Name	Stock Awards
(a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Mr. Conforti	N/A	N/A
Mr. Yale	124,139	$1,034,689(1)
Mr. Demchak	8,137	$78,294(2)
Mr. Ajdaharian	5,369	$53,754(2)
Mr. Zimmerman	13,597	$123,470(3)

(1)

Represents the aggregate dollar value realized upon the vesting of restricted Common Stock and LTIP Units listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting dates (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting dates).

(2)

Represents the aggregate dollar value realized upon the vesting of the LTIP Units listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting dates).

(3)

Represents the aggregate dollar value realized upon the vesting of LTIP Units and RSUs listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting dates).

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Pension Benefits and Non-Qualified Deferred Compensation

None of our Named Executives participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Potential Payments upon Termination or Change in Control

The arrangements we have with the Named Executives for severance payments and benefits following a termination of employment or a change in control in connection with or that precedes a qualifying termination are memorialized in the Named Executive’s employment agreement. The payment and benefits discussed in this section will cover termination for cause (defined below), no cause, good reason (defined below), death, disability (defined below), or following a change in control (defined below) of the Company. For purposes of this disclosure and except as otherwise provided, the triggering date for the payments and benefits described below shall be December 29, 2017 (the “Triggering Date”), the last business day for our company in 2017, when the per share closing market price for the Common Shares was $7.12. This section will disclose the potential payments upon termination or change in control under the following: (A) the existing employment agreements for Messrs. Conforti, Demchak and Yale (the “Executives” and singly, an “Executive”), (B) the new arrangements we entered into with Messrs. Ajdaharian and Zimmerman each of which became effective on January 1, 2018 (the “New Severance Arrangements”), and (C) the severance arrangements of Messrs. Ajdaharian and Zimmerman that were in place and effective as of the Triggering Date (the “Prior Severance Arrangements”).

i.     Potential Payments upon Termination or Change in Control For Messrs. Conforti, Demchak and Yale

Payment and benefits upon termination for any reason other than cause or by an Executive for good reason

The termination and severance benefits disclosed in this section for Messrs. Conforti, Yale and Demchak are included in their respective employment agreements and remain enforceable for the term of the respective employment agreement, including any extensions. The change in control severance benefits under the employment agreements of the Executives are structured as “double trigger” benefits. In other words, change in control does not itself trigger the severance benefits; rather, severance benefits discussed herein only become payable in the event of a termination of employment upon or within two (2) years after a change in control.

Under the employment agreements for the Executives (all with the Yale Agreement, collectively, the “Employment Agreements” and each, singly, an “Employment Agreement), if during the respective employment period under one or more of the Employment Agreements, the Company terminates the employment of an Executive for a reason other than cause or the Executive terminates employment for good reason (defined below), then the Company shall pay and provide to the terminated Executive a lump sum cash payment within thirty (30) days after the date of termination (defined below) as follows: (i) the Executive’s unpaid annual base salary and vacation pay through the date of termination, (ii) the Executive’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (other than any portion of such annual bonus that was previously deferred, which portion shall instead be paid in accordance with the applicable deferral election) if such bonus has not been paid as of the date of termination, and (iii) the Executive’s business expenses that have not been reimbursed by the Company as of the date of termination and were incurred by the Executive prior to the date of termination in accordance with applicable Company policy, in the case of each of clauses (i) through (iii), to the extent not previously paid (the sum of the amounts described in clauses (i) through (iii) shall be referred to herein as the “Accrued Obligations.”

Furthermore, subject to the terminated Executive’s continued compliance with the restrictive covenants regarding non-competition, non-solicitation, confidentiality and non-disparagement in the applicable Employment Agreement (the “Covenants”) and timely delivery (and non-revocation) of an executed release of claims against the Company, its affiliates and certain agents (a “Release”), the Company will further pay or provide the following to the terminated Executive:

a)

payment in installments in accordance with the Company’s normal payroll practices an amount equal to two (2) times the sum of: (1) the respective Executive’s annual base salary and (2) target bonus opportunity in effect for the year in which the date of termination occurs, but for Mr. Yale, the aforementioned multiplier for such amounts shall be three (3) when the date of termination is prior to December 31, 2017 and two (2) when the date of termination is after December 31, 2017 (all such payments, as applicable, for each Executive, a “Cash Severance Payment”);

b)

to the extent permitted by the Company’s group health insurance carrier, subject to the Executive making a timely election to receive coverage provided to former employees under COBRA, and as would not cause the Company to incur tax or other penalties, the Company shall pay in installments to the terminated Executive an after-tax amount equal to the monthly amount of the COBRA continuation coverage premium under the Company’s group medical plans as in effect from time to time, for eighteen (18) months following the date of termination, in accordance with the Company’s normal payroll practices (the “Post-Employment Health Care Benefits”);

c)

full accelerated vesting of any outstanding time-based equity awards, including RSUs, restricted Common Share awards, and LTIP Units, and waiver of any service-based vesting conditions on any other outstanding equity-based or long-term performance awards (the “Time-Based Award Vesting Benefits”);

d)

accelerated vesting of any outstanding inducement LTIP Units and special performance LTIP Units held by the Executive which are unvested on the date of termination; and for any current special performance period, or completed special performance period as to which a grant of special performance LTIP Units has not been made by the date of termination, special performance LTIP Units shall be (1) granted based (A) as to a current special performance period, on actual performance through the date of termination (projected to the end of the applicable performance period for absolute, but not for relative, performance goals), with the amount earned not pro-rated for the partial completion of the special performance period, and (B) as to a completed special performance period as to which a grant of special performance LTIP Units has not been made by the date of termination, on actual performance through the end of such special performance period, with the amount earned not prorated, and (2) vested without regard to any applicable service vesting condition upon grant (the “LTIP Vesting Benefits”);

e)

with respect to any outstanding PSUs or other performance-based awards, such awards shall be vested based on actual performance over the applicable performance period without regard to any applicable service vesting condition (the “Performance Award Vesting Benefits”);

f)

a pro rata portion of the Executive’s annual bonus for the year in which the date of termination occurs, based on (1) the portion of such year the Executive was employed and (2) actual performance for such period (the “Pro-Rata Bonus”); and

g)

to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or that the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies through the date of termination (such other amounts and benefits, the “Other Benefits”).

Payment and benefits upon termination for cause or by an Executive without good reason

Under the Employment Agreements, in the event the Company terminates the employment of an Executive for cause or the Executive terminates employment without good reason (which may include a termination of employment resulting from the Executive giving a notice to the Company of his non-renewal of the respective employment agreement), then the respective Employment Agreement, as applicable, shall terminate without further obligations to the Executive other than the obligation to provide the terminated Executive with the: (i) Accrued Obligations and (ii) Other Benefits. In the event the Executive is terminated for cause then the Accrued Obligations shall not include the Executive’s unpaid annual bonus for the year immediately preceding the year in which the date of termination occurred. Payments made under these circumstances shall be made at the same time and form as payments made for Accrued Obligations following a termination for any reason other than cause or by the Executive for good reason.

Payment and benefits to an Executive upon termination for death or disability

In the event the employment of an Executive is terminated due to death or disability then the respective Employment Agreement shall terminate without further obligations to the Executive’s legal representatives, in the case of death, or to the Executive, in the case of disability, other than payment or provision of the: (i) Accrued Obligations, (ii) Other Benefits, and (iii) subject to the timely delivery of a Release (from the Executive in the case of disability and the legal representative(s) of the Executive in the case of death), the Time-Based Award Vesting Benefits, the Performance Award Vesting Benefits, the Post-Employment Health Care Benefits, and the Pro Rata Bonus. The term “Other Benefits,” in the context of payments and benefits following a termination due to the death of an Executive, shall include death benefits as in effect on the date of the Executive’s death with respect to senior executives of the Company and, in the context of payments and benefits following a termination due to the disability of an Executive, shall include short-term and long-term disability benefits as in effect on the date of the Executive’s disability with respect to senior executives of the Company. Payments made and benefits provided under these circumstances shall be made at the same time and form as payments made and benefits provided following a termination for any reason other than cause or by the Executive for good reason.

Payment and benefits to an Executive upon termination following a change in control

In the event that during the respective employment period under any Employment Agreement either: (i) the Company terminates the employment of an Executive for any reason other than cause or due to the Executive’s death or disability or (ii) the Executive terminates employment with the Company for good reason, in either case upon or within two (2) years after a change in control, then the Company shall pay to and provide the Executive with the following:

a)	the Accrued Obligations;

b)	the Other Benefits;

c)	subject to the terminated Executive’s continued compliance with the Covenants and timely delivery of a Release, the following:

(1)	Cash Severance Payment;

(2)	Post-Employment Health Care Benefits;

(3)	full vesting of any outstanding RSUs (including PSUs converted into RSUs in connection with the change in control) or other service-based equity or equity-based awards;

(4)

for any outstanding performance periods, any PSUs or other performance-based awards shall be vested based on actual performance over the applicable performance period without regard to any applicable service vesting condition; and

(5)	Pro Rata Bonus

In the event of a change in control, with respect to any performance-based equity awards outstanding as of the date of the change in control, (A) the performance period shall be deemed to have ended on the date of the change in control and the attainment of the performance goals shall be calculated by reference to performance as of the date of the change in control, as determined by the Compensation Committee in good faith in its sole discretion and (B) the number of performance-based equity awards earned pursuant to clause (A) shall be converted to time-vesting RSUs which shall vest as follows: (I) if the surviving or successor entity in the change in control does not continue, assume or replace such RSUs with a substitute grant with the same intrinsic value (“Substitute Stock”), such RSUs will vest on the date of the change in control; or (II) if the surviving or successor entity in the change in control continues, assumes or replaces such shares of stock with Substitute Stock, then such shares of Substitute Stock shall vest on the earlier of (a) the last day of the original performance period (as set forth in the applicable award agreement between the Executive and the Company) if the Executive provides continuous service to the Company, the surviving or successor entity, or one of their respective affiliates until the last day of such performance period or (b) the date that Executive’s service to the Company, the surviving or successor entity, or one of their respective affiliates is terminated pursuant to the terms of the Employment Agreement, as applicable.

With respect to time-based equity awards outstanding as of the date of the change in control, such awards shall vest as follows: (A) if the surviving or successor entity in the change in control does not continue, assume or replace such RSUs with Substitute Stock, such RSUs will vest on the date of the change in control; or (B) if the surviving or successor entity in the change in control continues, assumes or replaces such shares of stock with Substitute Stock, then such shares of Substitute Stock shall vest on the earlier of (I) the original vesting date or dates (as set forth in the applicable award agreement between the Executive and the Company) if the Executive provides continuous service to the Company, the surviving or successor entity, or one of their respective affiliates through such vesting date or (II) the date that Executive’s service to the Company, the surviving or successor entity, or one of their respective affiliates is terminated pursuant to the terms of the respective Employment Agreement.

No Executive has any obligation to seek employment or take any other action in the event employment is terminated in order to mitigate amounts payable or level of benefits due under any Employment Agreement following a covered termination. Furthermore, nothing in any Employment Agreement is intended to prevent or limit continuing or future participation in any plan, program, policy, contract, agreement, or practice provided by the Company or any affiliate and for which an Executive qualifies to participate. Also, under Mr. Conforti’s Employment Agreement, WPG will reimburse Mr. Conforti to the fullest extent permitted by law for legal fees and expenses reasonably incurred by Mr. Conforti as a result of Mr. Conforti, the Company, or others seeking to enforce the terms of the Conforti Employment Agreement; provided, however (i) if such contest is initiated on or after a change in control or a change in control occurs during the pendency of such a contest, reimbursement of such fees and expenses will not be provided if Mr. Conforti is found pursuant to a judgment, decree, or order to not have acted in good faith in bringing or defending the contest and (ii) if such contest is initiated prior to a change in control and a change in control does not occur during the pendency of the contest, reimbursement of Mr. Conforti’s legal fees and expenses shall be provided only if Mr. Conforti substantially prevails on at least one substantive issue in the contest.

ii.	Potential Payments upon Termination or Change in Control for Messrs. Ajdaharian and Zimmerman under the New Severance Arrangements

The severance benefits for Messrs. Ajdaharian and Zimmerman under their respective employment agreements were designed to be the same, in structure and operation, to the severance benefits and payments payable to the Executives under the Employment Agreements following terminations for cause, good reason, death, disability or following a change in control. The termination and severance payments and benefits under the employment agreements for Messrs. Ajdaharian and Zimmerman (together with the Executives, the “WPG Executives” and each a “WPG Executive”), like those for the Executives under the Employment Agreements, remain enforceable for the term of the respective employment agreement, including any extensions. Additionally, the change in control severance benefits under the employment agreements of Messrs. Ajdaharian and Zimmerman are also structured as “double trigger” benefits like those for the Executives under the Employment Agreements. The New Severance Arrangements have restrictive covenants that have terms and conditions comparable to the Covenants (all, together, the “Agreement Covenants”). The severance payments and benefits under the employment agreements for Messrs. Ajdaharian and Zimmerman are effective for covered terminations occurring on our after January 1, 2018.

Definitions Used Above

For purposes of the discussion and disclosures provided above, the following definitions shall apply:

“cause” shall mean (i) a WPG Executive’s willful failure to perform or substantially perform the WPG Executive’s material duties with the Company; (ii) illegal conduct or gross misconduct by the WPG Executive that, in either case, is willful and demonstrably and materially injurious to the Company’s business, financial condition or reputation, or, in the good faith determination of the Board, is potentially materially injurious to the Company’s business, financial condition or reputation; or (iii) a material breach by the WPG Executive of the WPG Executive’s obligations under the respective employment agreements, including without limitation, a material breach of the Agreement Covenants; or (iv) the WPG Executive’s conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct; provided, however, that the actions in (i), (ii) and (iii) above will not be considered cause unless the WPG Executive has failed to cure such actions within thirty (30) days of receiving written notice specifying, with particularity, the events allegedly giving rise to cause; and, further provided, that such actions will not be considered cause unless the Company provides such written notice within ninety (90) days of any executive officer of the Company (excluding the respective WPG Executive, if applicable at the time of such notice) or, with respect to Mr. Conforti, any member of the Board having knowledge of the relevant action.  Further, no act or failure to act by the WPG Executive will be deemed “willful” unless done or omitted to be done not in good faith or without reasonable belief that such action or omission was in the Company’s best interests, and any act or omission by the WPG Executive pursuant to authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Company will be deemed made in good faith and in the best interests of the Company.

“good reason” shall mean the occurrence of any one of the following events without the prior written consent of the respective WPG Executive: (i) a material reduction in the WPG Executive’s annual base salary or a material diminution of the WPG Executive’s duties or responsibilities, authorities, powers or functions; or (ii) a relocation that would result in the WPG Executive's (excluding Mr. Conforti) principal location of employment being moved thirty-five (35) miles or more away from the WPG Executive's (excluding Mr. Conforti) principal place of employment as of the date of the respective Employment Agreement and, as a result, the WPG Executive's (excluding Mr. Conforti) commute increasing by 35 miles or more; or (iii) any material breach of the respective Employment Agreement by the Company, including without limitation any material breach of the award agreements contemplated hereby or the WPG Executive (excluding Mr. Conforti) being required to report other than directly to the CEO or the Board or, with respect to Mr. Conforti, being required to report other than solely and directly to the Board; or (iv) the Company’s issuance to the WPG Executive of a notice of non-renewal; provided, however, that the actions in (i) through (iii) above will not be considered good reason unless the WPG Executive shall describe the basis for the occurrence of the good reason event in reasonable detail in a notice of termination provided to the Company in writing within sixty (60) days of the WPG Executive’s knowledge of the actions giving rise to the good reason, and the Company has failed to cure such actions within thirty (30) days of receiving such notice of termination (and if the Company does effect a cure within that period, such notice of termination shall be ineffective) and, provided, further that the action in (iv) above will not be considered good reason unless the WPG Executive shall duly serve through the end of the then-applicable employment period.  Unless the WPG Executive gives the Company a notice of termination for good reason within 120 days of the initial existence of any event which, after any applicable notice and the lapse of any applicable 30-day grace period, would constitute good reason, such event will cease to be an event constituting good reason.

“disability” shall mean the “permanent and total disability” of the WPG Executive as defined in Section 22(e)(3) of the Code, or any successor provision thereto.

“change in control” shall mean the happening of any of the following events:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(ii)

individuals who, immediately following the consummation of the distribution of the Common Stock to the shareholders of Simon, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 6, 2014 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)

a reorganization, merger or consolidation of the Company, in each case unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv)

the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Additionally, to the extent the impact of a change in control on a payment would subject a WPG Executive to additional taxes under the Section 409A of the Code, a change in control for purposes of such payment will mean both a change in control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code and the regulations promulgated thereunder as applied to the Company.

“date of termination” shall mean (i) if the WPG Executive’s employment is terminated by the Company (A) for cause or (B) for any reason other than for cause, or due to the WPG Executive’s death or disability, the date of receipt of the notice of termination or any later date specified therein (which date shall not be more than thirty (30) days after the giving of such notice), (ii) if the WPG Executive’s employment is terminated by reason of death or by the Company for disability, the date of death of the WPG Executive or the disability effective date, as the case may be, (iii) if the WPG Executive’s employment is terminated by the WPG Executive for good reason or without good reason, thirty (30) days from the date of the Company’s receipt of the notice of termination, or such later date as is mutually agreed by the Company and the WPG Executive (subject to the Company’s right, if applicable, to cure the good reason event), or (iv) if the WPG Executive’s employment is terminated as a result of the Company’s issuance to him of a notice of non-renewal, the date of termination shall be the last day of the applicable employment period or such later date as is mutually agreed by the Company and the WPG Executive. Notwithstanding the foregoing, in no event shall the date of termination occur until the WPG Executive experiences a “separation from service” within the meaning of Section 409A of the Code and, notwithstanding anything contained herein to the contrary, the date on which such separation from service takes place shall be the date of termination.

The table below and its accompanying footnotes illustrate for each WPG Executive the various payments and benefits due each under the Employment Agreements and New Severance Arrangements following the employment termination events described above. As stated earlier, the amounts in the table are provided under the assumptions that the employment termination occurred on the Triggering Date, the closing market price of the Company’s Common Stock is $7.12 per share, each of the aforementioned agreements or arrangements are effective as of the Triggering Date (assuming the annual base salary in effect for each WPG Executive is that in place as of the Triggering Date), there is no underlying dispute concerning the termination or the amounts to be paid, and no violation of the Covenants. For purposes of this disclosure, no compensation provided shall constitute deferred compensation or be deferred by the respective Named Executive, and the Compensation Committee did not exercise any discretion in approving any of the payments or benefits described below. Any performance assessments for cash bonus payments shall be based upon target performance. Also, the disclosures in the table below assume that all pre-conditions to payments and benefits have been satisfied by the Company and the respective WPG Executive including, but not limited to, the Company’s timely receipt of a Release and the expiration of the non-revocation period. Additionally, no equity awards held by WPG Executives have been replaced, substituted or exchanged in connection with a change in control. The amounts stated below represent aggregate or lump sum totals that may, in some instances, be paid out in installments or over time under the respective agreement. All monetary values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit.

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	Termination by Us for Other than Cause or by the WPG Executive for Good Reason	Termination by Us for Cause or by the WPG Executive without Good Reason	Termination due to Death or Disability of the WPG Executive	Qualifying Termination upon or following a Change in Control
	(a)	(b)	(c)	(d)
Mr. Conforti
Cash Payments	$5,876,933(1)	$51,923(2)	$1,376,933(3)	$5,901,923(4)
Equity Award Vesting Benefits	$3,140,340(5)	N/A	$3,140,340(5)	$3,419,045(6)
Additional Benefits	$0	N/A	$0	$0
Total Value of Payments & Benefits	$9,017,273	$51,923	$4,517,273	$9,320,968
Mr. Yale
Cash Payments	$4,169,607(1)	$29,568(2)	$710,232(3)	$4,129,568(4)
Equity Award Vesting Benefits	$1,097,548(5)	N/A	$1,097,548(5)	$1,153,290(6)
Additional Benefits(7)	$22,100	N/A	$22,100	$22,100
Total Value of Payments & Benefits	$5,289,255	$29,568	$1,829,880	$5,304,958
Mr. Demchak
Cash Payments	$2,768,390(1)	$23,077(2)	$771,274(3)	$2,618,751(4)
Equity Award Vesting Benefits	$891,723(5)	N/A	$891,723(5)	$1,049,502(6)
Additional Benefits(7)	$22,100	N/A	$22,100	$22,100
Total Value of Payments & Benefits	$3,682,213	$23,077	$1,685,097	$3,690,353
Mr. Ajdaharian
Cash Payments	$2,024,250(1)	$25,184(2)	$468,532(3)	$1,954,248(4)
Equity Award Vesting Benefits	$447,798(5)	N/A	$447,798(5)	$480,906(6)
Additional Benefits(7)	$23,382	N/A	$23,382	$23,382
Total Value of Payments & Benefits	$2,495,430	$25,184	$939,712	$2,458,536
Mr. Zimmerman
Cash Payments	$1,868,365(1)	$22,366(2)	$396,787(3)	$1,846,340(4)
Equity Award Vesting Benefits	$552,128(5)	N/A	$552,128(5)	$583,349(6)
Additional Benefits	$0	N/A	$0	$0
Total Value of Payments & Benefits	$2,420,493	22,366	$948,915	$2,429,689

(1)

Following a termination of employment for other than cause or by the respective WPG Executive for good reason, the cash severance payment under the Employment Agreements for Messrs. Conforti and Demchak and New Severance and Arrangements for Messrs. Ajdaharian, and Zimmerman would be the sum of the following: (A) accrued and unpaid annual base salary through the date of termination which for Messrs. Conforti, Demchak, Ajdaharian and Zimmerman would be $34,615, $15,385, $15,558, and $14,746, respectively; (B) vacation pay through the date of termination which for Messrs. Conforti, Demchak, Ajdaharian, and Zimmerman would be $17,308, $7,692, $7,779, and $7,373 respectively; (C) unreimbursed business expenses as of the date of termination which for Messrs. Conforti, Demchak, Ajdaharian and Zimmerman would be $0, $0, $1,847 and $247 respectively; (D) the Total Bonus Award under the 2017 Plan for Messrs. Conforti, Demchak, Ajdaharian and Zimmerman, respectively; and (E) two (2) times the sum of: (i) the annual base salary at the rate in effect at the time of termination, which for Messrs. Conforti, Demchak, Ajdaharian, and Zimmerman would be $900,000, $400,000, $404,513 and $383,393, respectively and (ii) the Target Bonus Payout Amount under the 2017 Plan, which for Messrs. Conforti, Demchak, Ajdaharian and Zimmerman would be $1,350,000, $598,558, and $373,346 and $352,396, respectively. For Mr. Yale, his cash severance payment following a termination of employment for other than cause or for good reason would be the sum of: A) accrued and unpaid annual base salary through the date of termination of $19,712; (B) vacation pay through the date of termination of $9,856; (C) unreimbursed business expenses as of the date of termination which are $0; (D) Total Bonus Award under the 2017 Plan; and (E) three (3) times the sum of: (i) annual base salary on the date of termination of $512,500 and (ii) the Target Bonus Payout Amount under the 2017 Plan of $640,625.

(2)

Pursuant to the Employment Agreements for Messrs. Conforti, Yale, and Demchak and the New Severance Arrangements for Messrs. Ajdaharian and Zimmerman, following a termination of employment by us for cause or by the respective WPG Executive without good reason, the cash severance payment would consist of the respective WPG Executive’s: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, and (C) unreimbursed business expenses as of the date of termination.

(3)

Pursuant to the Employment Agreements for Messrs. Conforti, Yale, and Demchak and the New Severance Arrangements for Messrs. Ajdaharian and Zimmerman, following a termination of employment on account of the death or disability of the respective WPG Executive, the cash severance payment would consist of the respective WPG Executive’s: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, (C) unreimbursed business expenses as of the date of termination, and (D) the respective Executive’s Total Bonus Award under the 2017 Plan.

(4)

Following a qualifying termination of employment upon or following a change in control, the cash severance payment under the Employment Agreements for Messrs. Conforti and Demchak and the New Severance Arrangements for Messrs. Ajdaharian and Zimmerman would be the sum of the following: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, (C) unreimbursed business expenses as the date of termination, (D) the Target Bonus Payout Amount under the 2017 Plan, and (E) two (2) times the sum of: (i) the annual base salary at the rate in effect at the time of termination and (ii) the Target Bonus Payout Amount under the 2017 Plan. For Mr. Yale, his cash severance payment under this circumstance would be the sum of: (A) accrued and unpaid annual base salary through the date of termination; (B) vacation pay through the date of termination; (C) unreimbursed business expenses as of the date of termination; (D) the Target Bonus Payout Amount under the 2017 Plan; and (E) three (3) times the sum of: (i) the annual base salary at the rate in effect at the time of termination and (ii) the Target Bonus Payout Amount under the 2017 Plan.

(5)

The values representing the Equity Award Vesting Benefits were determined based a Common Stock price of $7.12 multiplied by the unvested WPG securities held by each WPG Executive on the Triggering Date. The holdings of the following WPG Executives vested or were earned on the Triggering Date: (A) Mr. Conforti: 441,059 unvested RSUs, (B) Mr. Yale: (i) 19,883 unvested restricted Common Shares, (ii) 53,232 unvested LTIP Units and (iii) 81,035 unvested RSUs, (C) Mr. Demchak: (i) 112,717 unvested RSUs and (ii) 12,525 unvested LTIP Units, (D) Mr. Ajdaharian: (i) 53,405 unvested RSUs and (ii) 9,488 unvested LTIP Units, and (E) Mr. Zimmerman: (i) 69,181 unvested RSUs and (ii) 8,365 unvested LTIP Units. None of the special Performance-Based LTIP Allocations for Messrs. Yale, Demchak, and Ajdaharian vested because the actual performance that occurred during the special performance period(s) ending December 31, 2017 resulted in no payout. Furthermore, the PSUs allocated as part of the 2017 Annual Awards were forfeited as the three year performance period had yet to end on the Triggering Date.

(6)

The values representing the Equity Award Vesting Benefits were determined based a Common Stock price of $7.12 multiplied by the unvested WPG securities held by each WPG Executive on the Triggering Date. The holdings of the following WPG Executives vested or were earned on the Triggering Date: (A) Mr. Conforti: (i) 441,059 unvested RSUs and (ii) 39,144 earned PSUs representing 25% of Mr. Conforti’s 156,576 allocated PSUs that comprised a portion of his 2017 Annual Awards, (B) Mr. Yale: (i) 19,883 unvested restricted Common Shares, (ii) 53,232 unvested LTIP Units, (iii) 81,035 unvested RSUs and (iv) 7,829 earned PSUs representing 25% of Mr. Yale’s 31,315 allocated PSUs that comprised a portion of his 2017 Annual Awards, (C) Mr. Demchak: (i) 112,717 unvested RSUs, (ii) 28,161 unvested LTIP Units, and (iii) 6,524 earned PSUs representing 25% of Mr. Demchak’s 26,096 allocated PSUs that comprised a portion of his 2017 Annual Awards, (D) Mr. Ajdaharian: (i) 53,405 unvested RSUs, (ii) 9,488 unvested LTIP Units and (iii) 4,650 earned PSUs representing 25% of Mr. Ajdaharian’s 18,601 allocated PSUs that comprised a portion of his 2017 Annual Awards, and (E) Mr. Zimmerman: (i) 69,181 unvested RSUs, (ii) 8,365 unvested LTIP Units and (iii) 4,385 earned PSUs representing 25% of Mr. Zimmerman’s 17,538 allocated PSUs that comprised a portion of his 2017 Annual Awards. None of the special Performance-Based LTIP Allocations for Messrs. Yale, Demchak, and Ajdaharian vested because the actual performance that occurred during the special performance period(s) ending December 31, 2017 resulted in no payout. Furthermore, the three year performance period for the PSUs allocated as part of the 2017 Annual Awards ended on the Triggering Date and WPG’s TSR in 2017 as compared to the peer group was in the 30th performance percentile justifying a payout at the 25% level.

(7)	For Messrs. Yale, Demchak and Ajdaharian, the “Additional Benefits” represent the amount comprising the Post-Employment Health Care Benefits payable under each applicable termination scenario.

With respect to WPG Executives, each of their agreements provide that the Accrued Obligations include the respective executive’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the termination date occurs if such bonus has not been paid as of the date of termination. However, these amounts were not included in the table above for any of the WPG Executives because fiscal year 2016 bonuses were approved by the Compensation Committee of the Board and paid prior to the Triggering Date. Separately, Mr. Conforti was not eligible for a bonus for fiscal year 2016 performance.

Pursuant to each of the employment agreements for the WPG Executives, including the New Severance Arrangements effective as of January 1, 2018 for each of Messrs. Ajdaharian and Zimmerman, these executives are not entitled to a gross-up payment if such person incurs an excise tax due to the application of Section 4999 of the Code. Rather, the amounts received by the WPG Executives that are contingent upon a change in ownership or effective control of the Company will either be: (a) reduced to the extent necessary to avoid the excise tax, or (b) paid in full, whichever results in the higher after-tax benefits to the respective executive.

ii.	Compensation upon Termination or Change in Control – Prior Severance Arrangements

The disclosures made in this section with respect to compensation payable under the Prior Severance Arrangements concerns the following agreements and Named Executives: (a) Mr. Ajdaharian’s Severance Benefits Agreement and the equity award agreements for various WPG equity awards Mr. Ajdaharian held as of the Triggering Date and (b) Mr. Zimmerman’s Employment Agreement, dated August 3, 2015 (the “Zimmerman Agreement”), and the equity award agreements for various WPG equity awards Mr. Zimmerman held as of the Triggering Date. Additionally, the terms of the WPGLP Plan govern the treatment of unvested equity holdings under certain circumstances following the termination of an executive. As with the discussion in the preceding subsection and unless otherwise indicated, the termination date for the payments and benefits described below shall be the Triggering Date and the per share market price for the Common Shares referenced herein shall be $7.12. As of the date of this Proxy Statement, with respect to Messrs. Ajdaharian and Zimmerman, the Zimmerman Agreement and Mr. Ajdaharian’s severance agreement have been terminated and superseded by the New Severance Arrangements.

Paul S. Ajdaharian

In the event of a termination of Mr. Ajdaharian’s employment on the Triggering Date: (a) by the Company for a reason other than cause (defined below) or (b) by Mr. Ajdaharian for good reason (defined below), in either case, prior to a change of control (as defined below) or following the two year anniversary of a change of control, then, subject to Mr. Ajdaharian executing and delivering a release of claims against the Company and certain affiliates and the applicable non-revocation period expires, Mr. Ajdaharian shall be entitled to receive a lump sum severance payment equal to one (1) times his annual base salary in effect at the time of the Triggering Date. Additionally, in connection with such a termination as described above, Mr. Ajdaharian’s earned and unvested RSUs and LTIP Units shall vest on the Triggering Date. The unearned and unvested PSUs allocated to Mr. Ajdaharian as part of the 2017 Annual Awards will be forfeited on the Triggering Date in connection with his termination.

In the event Mr. Ajdaharian’s employment is terminated in connection with a change of control by the Company for a reason other than cause or by Mr. Ajdaharian for good reason then Mr. Ajdaharian shall, subject to executing and delivering a release of claims against the Company and certain affiliates and the applicable non-revocation period expires, be entitled to receive a lump sum severance payment equal to the sum of: (a) one (1) times his annual base salary in effect at the time of the Triggering Date and (b) Mr. Ajdaharian’s Target Bonus Payout Amount (or, if greater, Mr. Ajdaharian’s target bonus opportunity from fiscal year 2016) as well as the immediate vesting of his earned and unvested RSUs and LTIP Units. The unearned and unvested PSUs allocated to Mr. Ajdaharian as part of the 2017 Annual Awards will, per the terms of the WPGLP Plan, vest at the target level of performance (100% of the PSUs allocated to Mr. Ajdaharian) and be deemed earned. Pursuant to Mr. Ajdaharian's severance benefits agreement, the amounts received by Mr. Ajdaharian that are contingent upon a change in ownership or effective control of the Company will either be: (a) reduced to the extent necessary to avoid the excise tax imposed under Section 4999 of the Code, or (b) paid in full, which results in a higher after-tax benefit to him.

Mr. Ajdaharian’s severance agreement has no provisions that provide for payments or benefits following a termination of Mr. Ajdaharian’s employment by the Company for cause or by Mr. Ajdaharian without good reason. Additionally, Mr. Ajdaharian’s severance agreement had no provisions that provided for benefits or payments in the event Mr. Ajdaharian’s employment is terminated by the Company following his death or disability. Lastly, Mr. Ajdaharian’s severance agreement had no provision creating an obligation on Mr. Ajdaharian to seek employment or take any other action in the event his employment is terminated in order to mitigate amounts payable or the level of benefits due under the severance agreement. The table below provides the aggregate valuation of the payments and benefits described above. All amounts are rounded to the nearest dollar.

	Termination by Us Other Than for Cause or by Mr. Ajdaharian for Good Reason	Termination by Us Other Than for Cause or by Mr. Ajdaharian for Good Reason following a Change of Control
Mr. Ajdaharian
Cash Payments	$404,513	$778,859(1)
Equity Award Vesting Benefits	$447,798(2)	$580,237(3)
Total	$852,311	$1,359,096
(1)	Total represents the sum of Mr. Ajdaharian’s annual base salary as of the Triggering Date of $404,513 and Target Bonus Payout Amount as of the Triggering Date of $373,346.

(2)	Total represents the value of Mr. Ajdaharian’s: (i) 53,405 unvested RSUs and (ii) 9,488 unvested LTIP Units multiplied by $7.12.

(3)

Total represents the value of Mr. Ajdaharian’s: (i) 53,405 unvested RSUs, (ii) 9,488 unvested LTIP Units, and (iii) 18,601 allocated PSUs that comprised a portion of Mr. Ajdaharian’s 2017 Annual Awards multiplied by $7.12.

Greg Zimmerman

Under the Zimmerman Agreement, if Mr. Zimmerman’s employment is terminated by the Company for other than cause (defined below) or by Mr. Zimmerman for good reason (defined below) within six months after such good reason event occurs and a change in control has not occurred under either scenario then the Company shall pay Mr. Zimmerman one (1) times his annual base salary in effect at the time of the Triggering Date, provided Mr. Zimmerman executes and submits a general release of claims against the Company and the applicable revocation period expires. Additionally, per the terms of the award agreements for Mr. Zimmerman’s RSUs awarded in August 2015 and LTIP Units awarded in February 2016 as well as the Zimmerman Agreement, the unvested RSUs and LTIP Units from these awards held by Mr. Zimmerman on the Triggering Date shall vest. Per the terms of the award agreement for Mr. Zimmerman’s unearned and unvested PSUs and unvested RSUs awarded in 2017, such securities shall be forfeited in the event Mr. Zimmerman’s employment is terminated prior to the vesting date for such PSUs and RSUs and such termination is not in connection with a change in control.

With respect to severance compensation paid in connection with the termination of Mr. Zimmerman's employment following a change in control (defined below), the Zimmerman Agreement requires that Mr. Zimmerman receive a payment of one (1) times his annual base salary in effect at the time of the Triggering Date if the Company terminates Mr. Zimmerman other than for cause or Mr. Zimmerman terminates his employment for good reason within six months of the good reason event occurring and within the two year period following the change in control event. The Company shall make the aforementioned payment after Mr. Zimmerman executes a general release of claims and the revocation period expires. Additionally, in connection with Mr. Zimmerman receiving a change in control payment, any service-based vesting conditions on any outstanding long-term incentive awards held by Mr. Zimmerman shall lapse. Similar to Mr. Ajdaharian, the unearned and unvested PSUs allocated to Mr. Zimmerman as part of the 2017 Annual Awards will, per the terms of the WPGLP Plan, vest at the target level of performance (100% of the PSUs allocated to Mr. Zimmerman) and be deemed earned.

The Zimmerman Agreement has no provisions that provide for benefits or payments in the event Mr. Zimmerman’s employment is terminated by the Company for cause or following his death or disability. Lastly, the Zimmerman Agreement has no provision creating an obligation on Mr. Zimmerman to seek employment or take any other action in the event his employment is terminated in order to mitigate amounts payable or level of benefits due under the Zimmerman Agreement. The table below provides the aggregate valuation of the payments and benefits described above. All amounts are rounded to the nearest dollar.

	Termination by Us Other Than for Cause or by Mr. Zimmerman for Good Reason	Termination by Us Other Than for Cause or by Mr. Zimmerman for Good Reason following a Change in Control
Mr. Zimmerman
Cash Payments	$383,398(1)	$383,398(1)
Equity Award Vesting Benefits	$193,614(2)	$676,998(3)
Total	$577,012	$1,060,396
(1)	Total represents Mr. Zimmerman’s annual base salary as of the Triggering Date.

(2)	Total represents the value of Mr. Zimmerman’s (i) 18,828 unvested RSUs and (ii) 8,365 unvested LTIP Units multiplied by $7.12.

(3)

Total represents the value of Mr. Zimmerman’s: (i) 69,181 unvested RSUs, (ii) 8,365 unvested LTIP Units and (iii) 17,538 allocated PSUs that comprised a portion of Mr. Zimmerman’s 2017 Annual Awards multiplied by $7.12.

Definitions Used Above

For purposes of the discussion above regarding Mr. Ajdaharian’s severance payment and benefits under his severance agreement, the following definitions shall apply:

“cause” shall mean: (A) Mr. Ajdaharian’s willful failure to perform or substantially perform his duties with the Company; (B) illegal conduct or gross misconduct by Mr. Ajdaharian that is willful and demonstrably and materially injurious to the Company's business, financial condition or reputation; (C) Mr. Ajdaharian's indictment for, conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct; (D) Mr. Ajdaharian’s willful and material breach of any noncompetition or non-solicitation restrictive covenants or confidentiality provisions set forth in any written agreement with the Company; provided, however, that the actions in (A) and (D) above will not be considered cause unless Mr. Ajdaharian has failed to cure such actions (to the sole satisfaction of the Company) within 30 days of receiving written notice specifying, with particularity, the events allegedly giving rise to cause.

"good reason" means the occurrence of any one of the following events without the prior written consent of the Mr. Ajdaharian: (A) a material diminution of Mr. Ajdaharian’s annual base salary, target bonus opportunity, duties, responsibilities, authorities, powers or functions (B) a relocation that would result in Mr. Ajdaharian’s principal location of employment being moved 50 miles or more away from Mr. Ajdaharian’s principal place of employment as of the effective date of Mr. Ajdaharian’s severance agreement and, as a result, Mr. Ajdaharian’s commute increasing by 50 miles or more; or (C) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and perform the obligations of the Company hereunder as contemplated by Section 6 of Mr. Ajdaharian’s severance agreement; provided, however, that an action in (A) through (C) above will not be considered good reason unless Mr. Ajdaharian shall have given the Company written notice thereof within sixty (60) days after its occurrence, specifying with particularity the action that gives rise to good reason, and the Company has failed to remedy such action within sixty (60) days of receiving such notice.

"change of control" means:

(i)     any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

(ii)     individuals who constitute the Board of Directors of the Company (the “Company Board”) cease for any reason to constitute at least a majority of the Company Board; provided, however, that any individual becoming a director subsequent to the date of the severance agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Company Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Company Board;

(iii)      a reorganization, merger or consolidation of the Company, in each case unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company's outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty- five percent (25%) or more of the Company's outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Company Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv)      the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company's outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Company's outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Company Board at the time of the execution of the initial agreement or action of the Company Board providing for such sale or other disposition of assets of the Company; or

(v)     approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of the discussion above regarding Mr. Zimmerman’s severance payment and benefits under the Zimmerman Agreement, the following definitions shall apply:

"cause" means: (A) Mr. Zimmerman’s failure to perform or substantially perform his duties with the Company; (B) illegal conduct or gross misconduct by Mr. Zimmerman that is willful and demonstrably and materially injurious to the Company's business, financial condition or reputation; (C) Mr. Zimmerman’s indictment for, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct; or (D) Mr. Zimmerman’s willful and material breach of any noncompetition or nonsolicitation restrictive covenants or confidentiality provisions set forth in any written agreement with the Company; provided, however, that an action in (A) or (D) above will not be considered cause unless Mr. Zimmerman has failed to cure such action (to the sole satisfaction of the Company) within 30 days after receiving written notice from the Company specifying with particularity the events allegedly giving rise to cause.

“change in control” means: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the Company's then outstanding voting securities entitled to vote generally in the election of directors (“Outstanding Voting Securities"), (ii) a majority of the directors then comprising the Board of Directors are replaced within a twelve month period; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors shall be considered as though such individual were a member of the Board of Directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors, (iii) consummation of a reorganization, merger, consolidation or similar transaction involving the Company, unless, following any such transaction, (A) the beneficial owners of the Outstanding Voting Securities immediately prior to such transaction beneficially own more than sixty percent (60%) of the outstanding voting securities of the entity resulting from such transaction (including the entity that as a result of such transaction directly or indirectly owns the Company or all or substantially all of the Company's assets) in substantially the same proportions as their ownership immediately prior to such transaction, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such transaction and any person beneficially owning immediately prior to such transaction, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Voting Securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Board of Directors at the time of the execution of the initial agreement providing for such transaction, (iv) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, (A) the beneficial owners of the Outstanding Voting Securities immediately prior to such transaction beneficially own more than sixty percent (60%) of the outstanding voting securities of the entity resulting from such transaction (including the entity that as a result of such transaction directly or indirectly owns the Company or all or substantially all of the Company's assets) in substantially the same proportions as their ownership immediately prior to such transaction, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such transaction and any person beneficially owning immediately prior to such transaction, directly or indirectly, twenty- five percent (25%) or more of the Outstanding Voting Securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Board of Directors at the time of the execution of the initial agreement providing for such transaction; or (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

"good reason" means the occurrence of any one of the following events without the prior written consent of Mr. Zimmerman: (A) a material diminution of Mr. Zimmerman's base pay, duties, responsibilities, authorities, powers or functions; (B) a relocation that would result in Mr. Zimmerman's principal location of employment being moved 50 miles or more away from his principal location of employment as of the effective date of the Zimmerman Agreement and, as a result, Mr. Zimmerman's commute increasing by 50 miles or more; or (C) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and perform the obligations of the Company hereunder as contemplated by the Zimmerman Agreement; provided, however, that an action described in (A) through (C) above will not be considered good reason unless Mr. Zimmerman has given the Company written notice thereof within 60 days after its occurrence, specifying with particularity the action that gives rise to good reason, and the Company has failed to remedy such action within sixty (60) days after receiving such notice.

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Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relation of the annual total compensation of our employees and the annual total compensation of Mr. Conforti, our CEO. For purposes of reporting the annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation (“Median Employee Pay”) were calculated consistent with the disclosure requirement of executive compensation under the Summary Compensation Table.

In analyzing our compensation data to determine Median Employee Pay, we examined the 2017 annualized base salaries plus bonus for all individuals (excluding our CEO) employed by the Company (and its affiliates) on November 1, 2017. In calculating Median Employee Pay, no cost-of-living adjustments were made as all of our employees are located in the United States. We included all full-time, part-time, temporary and seasonal employees. Compensation paid during fiscal year 2017 was used to identify Median Employee Pay, including cash bonuses for performance in fiscal year 2016. We believe that the use of base salaries plus cash incentive bonus for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees and because we believe that this measure reasonably reflects the total annual compensation of our employees. Furthermore, we believe that including the cash awards paid in 2017 for 2016 performance in determining the median employee does not cause any material difference in the pay ratio calculation as there was no material change or modification impacting award amounts to our bonus plans for executive and non-executive personnel during fiscal years 2016 and 2017.

After applying the methodology described above, our Median Employee Pay using the compensation components disclosable in the Summary Compensation Table was $51,126. Our CEO’s total annual compensation for 2017 as reported in the Summary Compensation Table is $4,945,541. Therefore, the ratio of our CEO’s total annual compensation to Median Employee Pay is 96.73:1.

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Compensation Committee Interlocks and Insider Participation

Messrs. John J. Dillon III, Robert J. Laikin, and Ms. Jacquelyn R. Soffer currently comprise the Board’s Compensation Committee and such persons were on the committee as of December 31, 2017. Messrs. Dillon, Laikin, and Ms. Soffer were the only individuals who were members of the Compensation Committee during fiscal year 2017. No person who served as a member of the Compensation Committee during fiscal year ended December 31, 2017 was a current or former officer or employee of the Company during the period in which they served or engaged in certain transactions with the Company required to be publicly disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2017, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one whose executive officers served as a director or member of the Compensation Committee of the Board.

The Board has appointed the Compensation Committee (or a duly authorized subcommittee thereof) to serve as the administrator of the Company’s compensation and equity-based plans. The Compensation Committee is the administrator for the WGPLP Plan, Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (the “2004 GRT Plan”), and the Glimcher Realty Trust 2012 Incentive Compensation Plan (the “2012 GRT Plan”). The Company assumed the 2004 GRT Plan and 2012 GRT Plan in connection with the Merger, but all equity awards issued by the Company during 2017 were from the WPGLP Plan.

As the administrator, the Compensation Committee determines the number of RSUs, LTIP Units and other awards granted to the directors and employees of the Company under the WPGLP Plan and, the 2004 GRT Plan and 2012 GRT Plan, to the extent that outstanding awards from those plans, are modified or adjusted.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee has furnished the foregoing report.

March 12, 2018	John J. Dillon III, Chairperson
Robert J. Laikin
Jacquelyn R. Soffer

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COMPENSATION OF OUR DIRECTORS & DISCLOSURE OF

RELATED PARTY TRANSACTIONS

Director Compensation

During 2017, the non-employee members of our Board received a compensation package consisting of a combination of cash payments and equity grants (the “Director Retainer Package”). The Director Retainer Package for fiscal year 2017 was unchanged from that provided to non-employee Board members as of the end of 2016. The aggregate value of the Director Retainer Package is $230,000 with the cash portion accounting for 48% of the value and the equity portion accounting for the remaining value. The cash portion of the Director Retainer Package received by incumbent non-employee Board members, other than the Board Chairman, that served during all of fiscal year 2017 was $110,000. During fiscal year 2017, the Board Chairman received a cash retainer of $330,000 (the “Chairman Fee”), in lieu of the cash portion of the Director Retainer Package, and the equity portion of the Director Retainer Package. Payment of the cash portion of the Director Retainer Package and Chairman Fee are made in quarterly installments.

The equity portion of the Director Retainer Package is valued at $120,000 (“Target Grant Value”) and consists of RSUs which are a contingent right to receive one Common Share and historically awarded in May. For the 2017 awards, RSU grant sizes were determined by dividing the Target Grant Value by $7.50, the closing price of the Common Shares on the date of grant, May 18, 2017, with each non-employee director receiving a grant of 16,000 RSUs. Each RSU will vest, unless forfeited or earlier vested by acceleration, on May 18, 2018 and be convertible into a Common Share, subject to such director’s continued membership on the Board unless otherwise duly waived. In the event the independent director leaves the Board, he or she will receive one Common Share for each vested RSU. Additionally, pursuant to their applicable RSU award agreements, while the award is outstanding, each non-employee director is also paid Common Share dividend equivalent payments in connection with our quarterly dividend payments for the Common Shares, in cash, equal to regular cash dividends paid on the Common Shares, regardless of whether the RSUs have vested. The value of dividend equivalent payments is factored into the grant date fair value reported in the table below and computed in accordance with FASB ASC Topic 718. For fiscal year 2018, the Board and the Governance and Nominating Committee approved a change to the compensation regime for our non-employee Board members that would permit Board members to elect to receive the cash portion of the Director Retainer Package in the form of RSUs that would vest on the same schedule as RSUs awarded as the equity portion of the Director Retainer Package.

The following table and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by the persons serving on the Board during the fiscal year ended December 31, 2017. All values stated are rounded to the nearest dollar.

DIRECTOR COMPENSATION TABLE FOR THE YEAR 2017(1)

Name (a)	Fees Earned or Paid in Cash(2) ($) (b)	Stock Awards(3) ($) (c)	All Other Compensation(4) ($) (d)	Total(7) ($) (e)
John J. Dillon III	$110,000	$120,000	$0	$230,000
Robert J. Laikin	$330,000	$120,000	$0	$450,000
John F. Levy	$110,000	$120,000	$0	$230,000
Mark S. Ordan	$51,990	N/A	$145,835(5)	$197,825
J. Taggart Birge(6)	$55,000	$120,000	$0	$175,000
Jacquelyn R. Soffer	$110,000	$120,000	$0	$230,000
Sheryl G. von Blucher	$110,000	$120,000	$0	$230,000
(1)

Mr. Louis G. Conforti, our Chief Executive Officer, served on the Board during 2017 but did not receive compensation as a non-independent employee Board member. The compensation received by Mr. Conforti for his service during 2017 as our Chief Executive Officer is set forth in the Summary Compensation Table.

(2)

For the respective director except for Mr. Laikin, the amounts listed represent the cash portion of the Director Retainer Package that the respective director received for serving on the Board as a non-employee director during all or a portion of 2017. For Mr. Laikin, the listed amount represents the Chairman Fee.

(3)

Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSUs granted to the listed directors during 2017 as part of the Director Retainer Package. Mr. Ordan did not receive an RSU award in May 2017 as his term ended on the grant date and he retired from the Board. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to Part IV of the Form 10-K in Item 15 entitled “Exhibits and Financial Statement Schedules” in note 9 of the notes to consolidated financial statements. The RSU holdings at December 31, 2017 for the named directors, other than Mr. Ordan, are as follows: (a) Messrs. Dillon and Levy – 27,331 apiece, (b) Mr. Laikin and Ms. Soffer – 42,843 apiece, (c) Mr. Birge – 16,000, and (d) Ms. von Blucher – 24,727. The aggregate number of RSUs held by Mr. Conforti at the end of fiscal year 2017 is reported in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year-End 2017.” Mr. Ordan had no unconverted or unvested holdings of RSUs at December 31, 2017.

(4)

Except for Mr. Ordan, the total value of all perquisites and other personal benefits received by the respective named director during the fiscal year ended December 31, 2017 was less than $10,000, and therefore is not included in this table.

(5)

Value represents the aggregate total of payments made by the Company to Mr. Ordan during 2017 pursuant to the terms and conditions of the Transition and Consulting Agreement, dated May 31, 2015, as amended (the “Consulting Agreement”), between Mr. Ordan and the Company. The Consulting Agreement terminated on May 28, 2017.

(6)	Mr. Birge was elected to the Board by a vote of the Common Shareholders at the 2017 Meeting.

(7)	For each respective named director, the amount listed represents the aggregate total of the amounts listed in columns (b) through (d).

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Certain Relationships & Related Party Transactions

Consulting Agreement with Mark S. Ordan

Mr. Mark S. Ordan served as a member of the Board until the end of the 2017 Meeting at which time his term on the Board expired and he retired from service. During 2017, Mr. Ordan and the Company were parties to the Consulting Agreement in which Mr. Ordan provided consulting services to the Company for a fee. The Consulting Agreement was terminated on May 28, 2017. During 2017, the Company paid Mr. Ordan $145,835 in fees under the Consulting Agreement. The Company has no further payment obligations under the Consulting Agreement.

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INFORMATION ABOUT SECURITY OWNERSHIP & OUR EQUITY COMPENSATION PLANS

The tables and accompanying footnotes set forth below under the heading “Security Ownership of Certain Beneficial Owners & Management” provide the beneficial ownership information for each director, the Named Executives, and all directors and executive officers of the Company as a group of the Company’s Common Shares and other equity securities as well as all other persons or entities known by the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Shares and such other classes of equity securities of the Company as of the Record Date, except as otherwise noted. All partial Common Shares and units have been rounded up to the next whole Common Share or unit. The table under the heading “Equity Compensation Plan Information” discloses information about Common Shares issued or available to be issued pursuant to our equity compensation plans as of December 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS & MANAGEMENT

COMMON STOCK OWNERSHIP

Name of Beneficial Owner(1)	Amount Beneficially Owned(2)	Percent Of Class
Louis G. Conforti	135,998(5)	(3)
Mark E. Yale	235,881(6)	(3)
Robert P. Demchak	28,111(7)	(3)
Paul S. Ajdaharian	26,896(8)	(3)
Gregory E. Zimmerman	31,185(9)	(3)
J. Taggart Birge	0(10)	(3)
John J. Dillon III	11,331(11)	(3)
Robert J. Laikin	46,843(12)	(3)
John F. Levy	11,331(11)	(3)
Jacquelyn R. Soffer	126,843(13)	(3)
Sheryl G. von Blucher	8,727(14)	(3)
BlackRock, Inc.	25,151,655(15)	13.5%(4)
Massachusetts Financial Services Company	16,298,069(16)	8.8%(4)
The Vanguard Group, Inc.	32,005,829(17)	17.22%(4)
Vanguard Specialized Funds – Vanguard REIT Index Fund	12,508,244(18)	6.73%(4)
All directors and executive officers as a group (13 persons)	754,828(19)	(3), (4)

SERIES I PREFERRED STOCK OWNERSHIP
Name of Beneficial Owner(1)	Amount Beneficially Owned(2)	Percent Of Class

Heitman Real Estate Securities LLC	678,531(20)	17.9%(4)

(1)	Unless otherwise indicated in the footnotes below, the address for each beneficial owner listed is 180 East Broad Street, Columbus, Ohio 43215.

(2)

Unless otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to the Common Shares and the 6.875% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest (“Series I Preferred Stock”), as applicable.

(3)

As applicable and as of the Record Date, the percentage ownership of the listed person or group does not exceed one percent (1%) of WPG's outstanding Common Shares. Common Shares issuable upon exercise of stock options, RSU, PSU and LTIP Unit holdings are included in the adjacent column for the listed person only to the extent the related stock options, RSUs, PSUs and LTIP Units are exercisable or convertible into Common Shares within sixty (60) days following the Record Date.

(4)

For the entity listed, the Percent of Class was computed based on 185,990,500 Common Shares outstanding as the Record Date and in the case of all directors and executive officers as a group, the number of Common Shares issuable upon the exercise of vested stock options, conversion of vested RSUs and redemption of vested LTIP Units, if any, held by all such members of such group in addition to the number of Common Shares outstanding on the Record Date. Common Shares issuable upon exercise of vested stock options, RSU holdings and LTIP Units are included only to the extent the related stock options, RSUs, and LTIP Units are exercisable or convertible into Common Shares within sixty (60) days following the Record Date. With respect to WPG's preferred stock, the Percent of Class for the Series I Preferred Stock is based on 3,800,000 shares outstanding as of the Record Date.

(5)

Represents 121,215 unrestricted Common Shares held directly by Mr. Conforti. Also includes Mr. Conforti’s 14,783 vested RSUs. These RSUs represent a contingent right to receive one Common Share per vested RSU upon Mr. Conforti leaving the Board. Excluded from the total are 634,769 unvested RSUs of which 284,483 RSUs will cliff vest on October 6, 2019, 104,384 RSUs will vest in equal installments in 2019 and 2020, and 245,902 RSUs will vest in one-third installments in 2019, 2020, and 2021; provided, in each instance that Mr. Conforti is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 402,478 unearned and unvested PSUs. PSUs also represent a contingent right to receive one share of Common Stock and shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Conforti based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Conforti is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. None of Mr. Conforti’s holdings are pledged as collateral or security.

(6)

Represents 235,881 Common Shares held directly by Mr. Yale. Of Mr. Yale’s 235,881 Common Shares, 19,883 are restricted Common Shares that have transfer restrictions that lapse at various dates in the future. Excluded from the total are: (i) 38,340 vested LTIP Units which may be converted (at Mr. Yale’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 14,892 unvested LTIP Units, (iii) 17,110 2015 Performance-Based LTIP Unit Allocations, (iv) 103,204 unvested RSUs of which 54,024 RSUs will vest in installments in 2019 and 2020 and 49,180 RSUs will vest in one-third installments in 2019, 2020, and 2021; provided, in each instance that Mr. Yale is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company, and (v) 80,495 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Yale based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Yale is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. None of Mr. Yale’s holdings are pledged as collateral or security.

(7)

Represents 28,111 unrestricted Common Shares held directly by Mr. Demchak. Excluded from the total are: (i) 20,025 vested LTIP Units which may be converted (at Mr. Demchak’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 8,137 unvested LTIP Units, and (iii) 132,795 unvested RSUs of which 50,000 RSUs will cliff vest on June 20, 2019, 41,811 RSUs will vest in installments in 2019 and 2020, and 40,984 RSUs will vest in one-third installments in 2019, 2020, and 2021; provided, in each instance that Mr. Demchak is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 67,080 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Demchak based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Demchak is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. None of Mr. Demchak’s holdings are pledged as collateral or security.

(8)

Represents 26,896 unrestricted Common Shares held directly by Mr. Ajdaharian. Excluded from the total are: (i) 11,988 vested LTIP Units which may be converted (at Mr. Ajdaharian’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 5,369 unvested LTIP Units, and (iii) 68,761 unvested RSUs of which 35,604 RSUs will vest in installments in 2019 and 2020, and 33,157 RSUs will vest in one-third installments in 2019, 2020, and 2021; provided, in each instance that Mr. Ajdaharian is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 51,758 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Ajdaharian based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Ajdaharian is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. None of Mr. Ajdaharian’s holdings are pledged as collateral or security.

(9)

Represents 31,185 unrestricted Common Shares held directly by Mr. Zimmerman. Excluded from the total are: (i) 8,365 vested LTIP Units which may be converted (at Mr. Zimmerman’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 4,183 unvested LTIP Units, and (iii) 83,823 unvested RSUs of which 18,828 RSUs will vest in equal installments in 2018 and 2019, 33,569 RSUs will vest in installments in 2019 and 2020, and 31,426 RSUs will vest in one-third installments in 2019, 2020, and 2021; provided, in each instance that Mr. Zimmerman is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 48,964 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Zimmerman based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Zimmerman is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. None of Mr. Zimmerman’s holdings are pledged as collateral or security.

(10)

Excludes 16,000 unvested RSUs held by Mr. Birge. Mr. Birge will upon leaving the Board receive one Common Share for each vested RSU held. None of Mr. Birge’s holdings are pledged as collateral or security.

(11)

Represents 11,331 vested RSUs and excludes 16,000 unvested RSUs. Each of Messrs. Dillon and Levy will upon leaving the Board receive one Common Share for each vested RSU held. None of Messrs. Dillon or Levy’s holdings are pledged as collateral or security.

(12)

Includes 20,000 unrestricted Common Shares held directly by Mr. Laikin as well as 26,843 vested RSUs which represent a contingent right to receive one Common Share. Upon Mr. Laikin leaving the Board, he will receive one Common Share for each vested RSU that he holds. Excludes 16,000 unvested RSUs. None of Mr. Laikin’s holdings are pledged as collateral or security.

(13)

Includes 100,000 Common Shares held directly by Ms. Soffer as well as 26,843 vested RSUs which represent a contingent right to receive one Common Share. Upon Ms. Soffer leaving the Board, she will receive one Common Share for each vested RSU that she holds. Excludes 16,000 unvested RSUs. None of Ms. Soffer’s holdings are pledged as collateral or security.

(14)

Represents 8,727 unvested RSUs held by Ms. von Blucher and excludes 16,000 unvested RSUs. Ms. von Blucher will upon leaving the Board receive one Common Share for each vested RSU held. None of Ms. von Blucher’s holdings are pledged as collateral or security.

(15)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on January 9, 2018 in which BlackRock, Inc. ("BlackRock") reported that it held sole power to vote 24,677,645 of the Common Shares reported in the table above and owned beneficially and had sole power to dispose of all of the Common Shares reported in the table above. The address of BlackRock reported in the Schedule 13G/A is 55 East 52nd Street, New York, NY 10022.

(16)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 9, 2018 in which the Massachusetts Financial Services Company ("MFSC") reported that it held sole power to vote 16,057,728 of the Common Shares reported in the table above and owned beneficially and had sole power to dispose of all of the Common Shares reported in the table above. The address of MFSC reported in the Schedule 13G/A is 111 Huntington Avenue, Boston, MA 02199.

(17)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 9, 2018 in which The Vanguard Group, Inc. (“Vanguard”) reported that it had sole dispositive power over 31,568,633 of the Common Shares reported in the table above, shared dispositive power over 437,196 of the Common Shares reported in the table above, sole voting power over 428,395 of the Common Shares reported in the table above, and shared voting power over 246,567 of the Common Shares reported in the table above. The address of Vanguard reported in the Schedule 13G/A is 100 Vanguard Blvd., Malvern, PA 19355.

(18)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 2, 2018 in which Vanguard Specialized Funds – Vanguard REIT Index Fund (“Vanguard REIT”) reported that it has sole voting power over all of the Common Shares reported in the table above. Vanguard REIT reported that it beneficially owned the shares reported above. The address of Vanguard REIT reported in the Schedule 13G/A is 100 Vanguard Blvd., Malvern, PA 19355.

(19)

Includes the beneficially owned amounts reported in the table for each Named Executive and member of the Board plus 80,760 Common Shares (inclusive of 10,652 restricted Common Shares that have transfer restrictions that lapse at various dates in the future) and 10,922 vested stock options held by two other executive officers of the Company.

(20)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018 by Heitman Real Estate Securities LLC (“Heitman”) in which it reported sole voting and dispositive power as to the Series I Preferred Stock reported above. Heitman reported that it beneficially owned the shares reported above. The address of Heitman reported in the Schedule 13G/A is 191 N. Wacker Drive, Suite 2500, Chicago, Illinois 60606.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our senior executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. WPG executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that all Section 16 filing requirements for WPG’s directors and executive officers were complied with on a timely basis during our fiscal year ended December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION

Information about our existing equity compensation plans as of December 31, 2017 is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,243,860(1)	$12.12(2)	7,149,189

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,243,860	$12.12	7,149,189
(1)

Includes 494,325 outstanding inducement equity awards issued in 2014 and 2015, up to a total of 31,368 allocated performance-based LTIP Units (at maximum), a total of 1,257,434 outstanding RSUs, a total of 30,535 restricted Common Shares, 309,301 LTIP Units, 326,883 Common Shares reserved for payment PSUs allocated as part of the 2017 Annual Awards, and a total of 794,014 stock options of which 431,500 stock options were issued from the WPGLP Plan and 362,514 stock options were issued from either the 2004 GRT Plan or 2012 GRT Plan.

(2)	The weighted-average exercise price is only applicable to outstanding stock options.

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GENERAL INFORMATION

SHAREHOLDER PROPOSALS AT OUR 2019 ANNUAL MEETING

Rule 14a-8 Shareholder Proposals

To be considered for inclusion in the proxy materials for the 2019 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act, a shareholder proposal made pursuant to such rule must be received by our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 by the close of business on November 30, 2018. If the date of such meeting is changed by more than 30 days from May 17, 2019, the proposal must be received by us at a reasonable time before we begin to print and send our proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

Shareholder Proposals or Other Business Outside of the Rule 14a-8 Process

Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal of business or nominate a director before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8. Pursuant to our Bylaws, such a proposal of business or nomination of a director may be brought before the meeting by a shareholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements set forth in our Bylaws. To be timely for the 2019 Annual Meeting of Shareholders, such notice must be received by our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 by the close of business on January 17, 2019. If the date of the 2019 Annual Meeting of Shareholders is changed by more than 30 days from May 17, 2019, the proposal must be received by us not later than the close of business on the later of 120 calendar days in advance of the 2019 Annual Meeting of Shareholders or ten (10) calendar days following the date upon which public announcement of the date of the meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single annual report to shareholders and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single annual report to shareholders and proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report to shareholders and proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Statement and annual report by contacting Investor Relations, Washington Prime Group Inc., 180 East Broad Street, Columbus, Ohio 43215, (614) 621-9000.

FINANCIAL AND OTHER INFORMATION

The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including certain financial statements and schedules, are being made available to the Company's shareholders concurrently with this Proxy Statement.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, executive officers, and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

OTHER BUSINESS

The Board does not know of any other matters that may be properly brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
Robert P. Demchak Executive Vice President, General Counsel and Corporate Secretary

March 30, 2018

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WASHINGTON PRIME GROUP INC. 180 EAST BROAD STREET COLUMBUS, OH 43215

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Washington Prime Group Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

To Vote, Mark Blocks Below In Blue or Black Ink As Follows	Keep This Portion For Your Records

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED   Detach And Return This Portion Only

WASHINGTON PRIME GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a) J. Taggart Birge	☐	☐	☐
1b) Louis G. Conforti	☐	☐	☐
1c) John J. Dillon III	☐	☐	☐
1d) Robert J. Laikin	☐	☐	☐
1e) John F. Levy	☐	☐	☐
1f) Sheryl G. von Blucher	☐	☐	☐
1g) Jacquelyn R. Soffer	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.

	For	Against	Abstain
1. To approve a non-binding and advisory resolution regarding Washington Prime Group Inc.'s executive compensation as described in the proxy statement.	☐	☐	☐
2. To ratify the appointment of Ernst & Young LLP as Washington Prime Group Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made then this proxy will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.** Proxy holders are hereby authorized to vote in their discretion as to any other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

For address changes, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and 10-K are available at www.proxyvote.com

GLRTR2

WASHINGTON PRIME GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2018

The undersigned shareholder(s) hereby appoint(s) Robert P. Demchak, Esq. and Mark E. Yale, or any one of them, as proxies for the undersigned, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Washington Prime Group Inc. that the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 A.M., local time, on Thursday, May 17, 2018 at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders to be held on Thursday, May 17, 2018 and of the accompanying proxy statement, the terms of each are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PROXY HOLDERS ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes: ______________________________

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE